FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-260277-03

BENCHMARK 2023-B38

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-260277) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2023-B38 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2023-B38 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

 Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								9
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	9.99%	100.0%	GSBI	GSMC	NAP	NAP	8687 and 8661 Melrose Avenue and 700 North San Vicente Boulevard	West Hollywood
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	9.1%	100.0%	JPMCB, MSBNA	JPMCB	NAP	NAP	1201 Third Avenue	Seattle
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	8.1%	100.0%	GSBI, BANA, WFB, 3650 REIT	GSMC	NAP	NAP	250 Water Street	Cambridge
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	7.6%	100.0%	GSBI, MSBNA, BMO, DBRI	GSMC, GACC	Group 1	NAP	2034 Green Acres Road	Valley Stream
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	7.6%	100.0%	GSBI, DBRI, BMO	GSMC, GACC	NAP	NAP	4000 Baldwin Road	Auburn Hills
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	7.5%	100.0%	GSBI, DBNY	GSMC	Group 1	NAP	7014 East Camelback Road	Scottsdale
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	5.3%		CREFI	CREFI	NAP	NAP	Various	Various
7.01	Property		1	1700 Schuster Road	2.1%	39.9%					1700 Schuster Road	Delano
7.02	Property		1	101 Michelin Drive	1.1%	20.0%					101 Michelin Drive	Laurens
7.03	Property		1	1525 West 2960 South	0.9%	16.0%					1525 West 2960 South	Nibley
7.04	Property		1	5685 Raiders Road, Building B	0.7%	13.4%					5685 Raiders Road	Frazeysburg
7.05	Property		1	840 Complex Street Southwest	0.6%	10.6%					840 Complex Street Southwest	Lenoir
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	4.6%	100.0%	JPMCB, AREF2	JPMCB	NAP	NAP	100 Jefferson Road	Parsippany
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	4.5%	100.0%	CREFI	CREFI	NAP	NAP	9200 Calumet Avenue	Munster
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	4.2%	100.0%	UBS AG	GACC	NAP	NAP	950 Wolcott Street	Waterbury
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	4.2%	100.0%	JPMCB, MSBNA	JPMCB	NAP	NAP	1000 Woodward Avenue	Detroit
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	4.2%	100.0%	JPMCB	JPMCB	NAP	NAP	5232 North Service Road	Saint Peters
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	3.7%	100.0%	DBRI	GACC	NAP	NAP	123 West Louisiana Street	Indianapolis
14	Loan	34	1	Hyatt Place Crocker Park	2.4%	100.0%	CREFI	CREFI	NAP	NAP	2020 Crocker Road	Westlake
15	Loan	12, 25, 38	1	1027 Filbert Street	2.4%	100.0%	CREFI	CREFI	NAP	NAP	1027 Filbert Street	Philadelphia
16	Loan	10, 19, 37	1	Riverport Tower	2.3%	100.0%	GSBI	GSMC	NAP	NAP	13736 Riverport Drive	Maryland Heights
17	Loan	9, 28, 30, 33	1	The Grove	1.8%	100.0%	BSPRT	GACC	NAP	NAP	5569 Grove Boulevard	Hoover
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	1.8%	100.0%	CREFI	CREFI	NAP	NAP	9805, 9825 and 9843-9853 Mason Avenue	Chatsworth
19	Loan	11, 25, 40	5	CVS 5 Portfolio	1.5%		CREFI	CREFI	NAP	NAP	Various	Various
19.01	Property		1	CVS Carlsbad	0.3%	21.5%					2650 Gateway Road	Carlsbad
19.02	Property		1	CVS Dallas	0.3%	21.2%					7979 Belt Line Road	Dallas
19.03	Property		1	CVS Mobile	0.3%	20.7%					4645 Airport Boulevard	Mobile
19.04	Property		1	CVS Charlottesville	0.3%	20.2%					1170 Emmet Street	Charlottesville
19.05	Property		1	CVS Clifton	0.3%	16.3%					635 Lexington Avenue	Clifton
20	Loan	10	1	Sentinel Square II	1.5%	100.0%	GACC	GACC	NAP	NAP	1050 1st Street Northeast	Washington
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	1.5%		DBRI	GACC	NAP	NAP	Various	High Point
21.01	Property		1	Center Point of Hamilton	0.7%	49.3%					309 Russell Avenue, 401-421 and 416 South Hamilton Street	High Point
21.02	Property		1	Center Point on Centennial	0.4%	24.2%					400-418 East Russell Avenue, 403-445 South Centennial and 404-432 Tate Drive	High Point
21.03	Property		1	Center Point on Manning	0.2%	16.3%					324 East Russell Avenue	High Point
21.04	Property		1	Center Point on Russell	0.1%	7.1%					319 South Centennial Street	High Point
21.05	Property		1	Center Point on Field House	0.0%	3.0%					411 Manning Street	High Point
21.06	Property		1	Center Point 212	0.0%	0.1%					212 East Russell Avenue	High Point
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	1.2%		CREFI	CREFI	NAP	NAP	Various	Various
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	0.8%	68.4%					13550 West Nine Mile Road and 23090 Coolidge Highway	Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	0.1%	10.1%					1343 and 1355 Bessemer Road	Birmingham
22.03	Property		1	Family Dollar - Detroit	0.1%	9.7%					3911 Joy Road	Detroit
22.04	Property		1	Family Dollar - Akron	0.1%	8.0%					19 North Arlington Street	Akron
22.05	Property		1	Dollar General - Bernice	0.0%	3.8%					314 Highway 167 North	Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	1.2%	100.0%	GSBI	GSMC	NAP	NAP	1171 Winterson Road	Linthicum
24	Loan		1	68-78 River Road	1.2%	100.0%	GSBI	GSMC	NAP	NAP	68-78 River Road	Summit
25	Loan	33	1	Sylvan Heights	0.6%	100.0%	CREFI	CREFI	NAP	NAP	901-941 East Park Row Drive	Arlington

A-1-1

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
								13				12, 22		10, 12, 22
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Los Angeles	California	90069	Mixed Use	Office/Showroom/Lab	1975, 1988	2004	1,053,217	SF	232.62
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	King	Washington	98101	Office	CBD	1988	NAP	1,129,710	SF	150.48
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Middlesex	Massachusetts	02141	Mixed Use	Lab/Office	2022	NAP	479,004	SF	1,109.59
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Nassau	New York	11581	Retail	Regional Mall	1956, 2016	1982, 2006, 2007	2,081,286	SF	177.77
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Oakland	Michigan	48326	Retail	Outlet Center	1998	2010	1,128,332	SF	159.53
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Maricopa	Arizona	85251	Retail	Super Regional Mall	1961, 1977, 1982, 1992, 1996, 2006, 2015	1991, 2017-2020, 2023-2024	1,555,459	SF	450.03
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Various	Various	Various	Industrial	Various	Various	Various	3,951,338	SF	39.73
7.01	Property		1	1700 Schuster Road	Kern	California	93215	Industrial	Warehouse/Distribution	1993, 1996	NAP	1,213,366	SF
7.02	Property		1	101 Michelin Drive	Laurens	South Carolina	29360	Industrial	Warehouse/Distribution	1993	NAP	1,170,972	SF
7.03	Property		1	1525 West 2960 South	Cache	Utah	84321	Industrial	Flex	2015	NAP	260,000	SF
7.04	Property		1	5685 Raiders Road, Building B	Muskingum	Ohio	43822	Industrial	Warehouse/Distribution	1994	2022	812,000	SF
7.05	Property		1	840 Complex Street Southwest	Caldwell	North Carolina	28645	Industrial	Warehouse/Distribution	1970	2022	495,000	SF
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Morris	New Jersey	07054	Industrial	Warehouse/Distribution	1957, 1998	2020-2023	558,930	SF	174.44
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Lake	Indiana	46321	Industrial	Warehouse/Distribution	1958	2022	908,068	SF	32.49
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	New Haven	Connecticut	06705	Retail	Anchored	2001-2004	NAP	382,884	SF	72.48
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Wayne	Michigan	48226	Office	CBD	2003	2019-2020	1,356,325	SF	160.73
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Saint Charles	Missouri	63376	Retail	Anchored	2017	NAP	245,383	SF	111.96
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	Marion	Indiana	46225	Hospitality	Full Service	1880, 1986	2014	273	Rooms	87,859.63
14	Loan	34	1	Hyatt Place Crocker Park	Cuyahoga	Ohio	44145	Hospitality	Select Service	2015	NAP	110	Rooms	145,454.55
15	Loan	12, 25, 38	1	1027 Filbert Street	Philadelphia	Pennsylvania	19107	Mixed Use	Parking Garage/Retail	1982	2000	287,000	SF	54.01
16	Loan	10, 19, 37	1	Riverport Tower	St. Louis	Missouri	63043	Office	Suburban	1991	NAP	317,891	SF	67.95
17	Loan	9, 28, 30, 33	1	The Grove	Jefferson	Alabama	35226	Retail	Anchored	2009	NAP	136,614	SF	87.84
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Los Angeles	California	91311	Retail	Anchored	2020, 2021	NAP	48,040	SF	243.55
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Various	Various	Various	Retail	Single Tenant	2019	NAP	61,506	SF	164.62
19.01	Property		1	CVS Carlsbad	San Diego	California	92009	Retail	Single Tenant	2019	NAP	15,294	SF
19.02	Property		1	CVS Dallas	Dallas	Texas	75254	Retail	Single Tenant	2019	NAP	9,717	SF
19.03	Property		1	CVS Mobile	Mobile	Alabama	36608	Retail	Single Tenant	2019	NAP	9,704	SF
19.04	Property		1	CVS Charlottesville	Charlottesville City	Virginia	22903	Retail	Single Tenant	2019	NAP	13,376	SF
19.05	Property		1	CVS Clifton	Passaic	New Jersey	07011	Retail	Single Tenant	2019	NAP	13,415	SF
20	Loan	10	1	Sentinel Square II	District of Columbia	District of Columbia	20002	Office	CBD	2013	NAP	283,915	SF	366.31
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	Various	Various	482,216	SF	61.47
21.01	Property		1	Center Point of Hamilton	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1896, 1970	1995	237,803	SF
21.02	Property		1	Center Point on Centennial	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1952	2001	116,471	SF
21.03	Property		1	Center Point on Manning	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1966	2002	78,829	SF
21.04	Property		1	Center Point on Russell	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1932	1999	34,215	SF
21.05	Property		1	Center Point on Field House	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1966	2006	14,400	SF
21.06	Property		1	Center Point 212	Guilford	North Carolina	27260	Mixed Use	Industrial/Retail	1950	NAP	498	SF
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	Various	Various	Various	Retail	Various	Various	Various	78,322	SF	103.12
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	Oakland	Michigan	48237	Retail	Anchored	1964	2005	29,802	SF
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	Jefferson	Alabama	35208	Retail	Unanchored	2003	NAP	13,000	SF
22.03	Property		1	Family Dollar - Detroit	Wayne	Michigan	48206	Retail	Single Tenant	2006	NAP	9,180	SF
22.04	Property		1	Family Dollar - Akron	Summit	Ohio	44305	Retail	Unanchored	1947	2007	18,340	SF
22.05	Property		1	Dollar General - Bernice	Union	Louisiana	71222	Retail	Single Tenant	2002	NAP	8,000	SF
23	Loan	33	1	TownePlace Suites BWI Airport	Anne Arundel	Maryland	21090	Hospitality	Extended Stay	2007	2018	136	Rooms	58,823.53
24	Loan		1	68-78 River Road	Union	New Jersey	07901	Retail	Single Tenant	1930	2011	32,100	SF	249.22
25	Loan	33	1	Sylvan Heights	Tarrant	Texas	76010	Retail	Anchored	1956	NAP	42,277	SF	91.98

A-1-2

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
					11	11		15	1, 15		2, 16	16	2, 16	16
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	65,600,000	65,600,000	65,600,000	5.94107142857143%	0.01984%	5.92123%	NAP	329,289.38	NAP	3,951,472.56
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	60,000,000	60,000,000	60,000,000	5.58500%	0.01984%	5.56516%	NAP	283,128.47	NAP	3,397,541.64
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	53,150,000	53,150,000	53,150,000	5.50950%	0.01984%	5.48966%	NAP	247,414.17	NAP	2,968,970.04
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	50,000,000	50,000,000	50,000,000	5.89900%	0.01984%	5.87916%	NAP	249,205.44	NAP	2,990,465.28
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	50,000,000	50,000,000	50,000,000	6.52100%	0.01984%	6.50116%	NAP	275,482.06	NAP	3,305,784.72
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	49,000,000	49,000,000	49,000,000	6.21425%	0.02384%	6.19041%	NAP	257,272.83	NAP	3,087,273.96
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	35,000,000	35,000,000	33,086,470	6.81000%	0.02109%	6.78891%	228,407.00	NAP	2,740,884.00	NAP
7.01	Property		1	1700 Schuster Road	13,977,707	13,977,707	13,213,514
7.02	Property		1	101 Michelin Drive	7,013,376	7,013,376	6,629,939
7.03	Property		1	1525 West 2960 South	5,600,000	5,600,000	5,293,835
7.04	Property		1	5685 Raiders Road, Building B	4,681,529	4,681,529	4,425,579
7.05	Property		1	840 Complex Street Southwest	3,727,389	3,727,389	3,523,604
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	30,000,000	30,000,000	30,000,000	7.26000%	0.01984%	7.24016%	NAP	184,020.83	NAP	2,208,249.96
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	29,500,000	29,500,000	29,500,000	7.28000%	0.01984%	7.26016%	NAP	181,452.31	NAP	2,177,427.72
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	29,000,000	27,749,936	23,957,370	5.15000%	0.01984%	5.13016%	158,347.61	NAP	1,900,171.32	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	27,500,000	27,500,000	27,500,000	6.02000%	0.06859%	5.95141%	NAP	139,874.42	NAP	1,678,493.04
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	27,472,500	27,472,500	27,472,500	6.60500%	0.01984%	6.58516%	NAP	153,313.40	NAP	1,839,760.80
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	24,000,000	23,985,678	21,024,278	7.15200%	0.01984%	7.13216%	162,130.05	NAP	1,945,560.60	NAP
14	Loan	34	1	Hyatt Place Crocker Park	16,000,000	16,000,000	16,000,000	6.72000%	0.01984%	6.70016%	NAP	90,844.44	NAP	1,090,133.28
15	Loan	12, 25, 38	1	1027 Filbert Street	15,500,000	15,500,000	13,564,788	7.12000%	0.01984%	7.10016%	104,374.07	NAP	1,252,488.84	NAP
16	Loan	10, 19, 37	1	Riverport Tower	15,000,000	15,000,000	15,000,000	5.82500%	0.01984%	5.80516%	NAP	73,823.78	NAP	885,885.36
17	Loan	9, 28, 30, 33	1	The Grove	12,000,000	12,000,000	12,000,000	7.05000%	0.01984%	7.03016%	NAP	71,479.17	NAP	857,750.04
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	11,700,000	11,700,000	11,700,000	6.26000%	0.01984%	6.24016%	NAP	61,882.71	NAP	742,592.52
19	Loan	11, 25, 40	5	CVS 5 Portfolio	10,125,000	10,125,000	10,125,000	6.68000%	0.01984%	6.66016%	NAP	57,145.31	NAP	685,743.72
19.01	Property		1	CVS Carlsbad	2,175,000	2,175,000	2,175,000
19.02	Property		1	CVS Dallas	2,150,000	2,150,000	2,150,000
19.03	Property		1	CVS Mobile	2,100,000	2,100,000	2,100,000
19.04	Property		1	CVS Charlottesville	2,050,000	2,050,000	2,050,000
19.05	Property		1	CVS Clifton	1,650,000	1,650,000	1,650,000
20	Loan	10	1	Sentinel Square II	10,000,000	10,000,000	10,000,000	6.05000%	0.01984%	6.03016%	NAP	51,116.90	NAP	613,402.80
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	9,642,857	9,642,857	9,385,603	6.50000%	0.01984%	6.48016%	60,949.42	52,957.59	731,393.04	635,491.08
21.01	Property		1	Center Point of Hamilton	4,755,339	4,755,339	4,628,475
21.02	Property		1	Center Point on Centennial	2,329,066	2,329,066	2,266,931
21.03	Property		1	Center Point on Manning	1,576,341	1,576,341	1,534,287
21.04	Property		1	Center Point on Russell	684,196	684,196	665,943
21.05	Property		1	Center Point on Field House	287,956	287,956	280,274
21.06	Property		1	Center Point 212	9,958	9,958	9,693
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	8,076,250	8,076,250	8,076,250	6.36000%	0.01984%	6.34016%	NAP	43,398.63	NAP	520,783.56
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	5,525,000	5,525,000	5,525,000
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	812,500	812,500	812,500
22.03	Property		1	Family Dollar - Detroit	780,000	780,000	780,000
22.04	Property		1	Family Dollar - Akron	650,000	650,000	650,000
22.05	Property		1	Dollar General - Bernice	308,750	308,750	308,750
23	Loan	33	1	TownePlace Suites BWI Airport	8,000,000	8,000,000	6,949,174	6.84000%	0.01984%	6.82016%	52,367.35	NAP	628,408.20	NAP
24	Loan		1	68-78 River Road	8,000,000	8,000,000	8,000,000	6.62900%	0.01984%	6.60916%	NAP	44,807.13	NAP	537,685.56
25	Loan	33	1	Sylvan Heights	3,900,000	3,888,468	3,422,171	7.23000%	0.01984%	7.21016%	26,551.99	NAP	318,623.88	NAP

A-1-3

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Interest Only	No	Actual/360	120	118	120	118	0	0	1/11/2023
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Interest Only	No	Actual/360	60	59	60	59	0	0	2/10/2023
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Interest Only - ARD	Yes	Actual/360	120	118	120	118	0	0	1/27/2023
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Interest Only	No	Actual/360	60	57	60	57	0	0	1/3/2023
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Interest Only	No	Actual/360	120	118	120	118	0	0	1/5/2023
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Interest Only	No	Actual/360	60	59	60	59	0	0	3/3/2023
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Amortizing Balloon	No	Actual/360	0	0	60	60	360	360	3/10/2023
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Interest Only	No	Actual/360	120	120	120	120	0	0	3/10/2023
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Interest Only	No	Actual/360	84	79	84	79	0	0	11/3/2022
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Amortizing Balloon	No	Actual/360	0	0	120	84	360	324	3/16/2020
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Interest Only	No	Actual/360	120	111	120	111	0	0	6/28/2022
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Interest Only	No	Actual/360	120	117	120	117	0	0	12/21/2022
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	3/1/2023
14	Loan	34	1	Hyatt Place Crocker Park	Interest Only	No	Actual/360	120	120	120	120	0	0	3/20/2023
15	Loan	12, 25, 38	1	1027 Filbert Street	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/20/2023
16	Loan	10, 19, 37	1	Riverport Tower	Interest Only	No	Actual/360	120	111	120	111	0	0	6/28/2022
17	Loan	9, 28, 30, 33	1	The Grove	Interest Only	No	Actual/360	120	116	120	116	0	0	11/17/2022
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Interest Only	No	Actual/360	120	120	120	120	0	0	3/9/2023
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Interest Only	No	Actual/360	120	116	120	116	0	0	11/18/2022
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	Interest Only	No	Actual/360	60	56	60	56	0	0	11/18/2022
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Interest Only, Amortizing Balloon	No	Actual/360	30	28	60	58	360	360	1/9/2023
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	Interest Only	No	Actual/360	120	118	120	118	0	0	1/30/2023
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/10/2023
24	Loan		1	68-78 River Road	Interest Only	No	Actual/360	120	120	120	120	0	0	3/10/2023
25	Loan	33	1	Sylvan Heights	Amortizing Balloon	No	Actual/360	0	0	120	116	360	356	11/14/2022

A-1-4

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
											20	20	3, 22, 24
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	2	6	3/6/2023	NAP	2/6/2033	NAP	0	0	L(26),D(87),O(7)	40,094,569	13,349,509
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	1	9	4/9/2023	NAP	3/9/2028	NAP	0	0	L(24),YM1(1),DorYM1(28),O(7)	51,796,212	20,401,758
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	2	10	3/10/2023	NAP	2/10/2033	2/10/2038	0	0	L(24),YM1(2),DorYM1(87),O(7)	NAV	NAV
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	3	6	2/6/2023	NAP	1/6/2028	NAP	5	0	L(27),YM1(28),O(5)	76,986,549	31,812,161
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	2	1	3/1/2023	NAP	2/1/2033	NAP	0	0	L(26),D(88),O(6)	46,424,127	14,768,491
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	1	6	4/6/2023	NAP	3/6/2028	NAP	5	0	L(25),DorYM1(28),O(7)	97,949,617	17,988,634
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	0	6	5/6/2023	5/6/2023	4/6/2028	NAP	0	0	L(24),D(29),O(7)	NAV	NAV
7.01	Property		1	1700 Schuster Road										NAV	NAV
7.02	Property		1	101 Michelin Drive										NAV	NAV
7.03	Property		1	1525 West 2960 South										NAV	NAV
7.04	Property		1	5685 Raiders Road, Building B										NAV	NAV
7.05	Property		1	840 Complex Street Southwest										NAV	NAV
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	0	6	5/6/2023	NAP	4/6/2033	NAP	0	0	L(24),D(92),O(4)	8,432,796	3,191,612
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	5	6	12/6/2022	NAP	11/6/2029	NAP	0	0	L(29),D(52),O(3)	4,098,825	1,929,998
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	36	6	5/6/2020	5/6/2020	4/6/2030	NAP	0	0	L(36),YM1(24),D(53),O(7)	5,401,230	2,578,812
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	9	1	8/1/2022	NAP	7/1/2032	NAP	0	0	L(33),D(83),O(4)	49,845,174	21,445,511
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	3	5	2/5/2023	NAP	1/5/2033	NAP	0	0	L(27),D(87),O(6)	4,026,334	1,160,254
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	1	6	4/6/2023	4/6/2023	3/6/2033	NAP	0	0	L(25),D(90),O(5)	16,492,581	12,599,133
14	Loan	34	1	Hyatt Place Crocker Park	0	6	5/6/2023	NAP	4/6/2033	NAP	0	0	L(24),D(93),O(3)	6,244,253	3,688,428
15	Loan	12, 25, 38	1	1027 Filbert Street	0	1	5/1/2023	5/1/2023	4/1/2033	NAP	0	5	L(24),D(93),O(3)	5,364,853	2,898,480
16	Loan	10, 19, 37	1	Riverport Tower	9	6	8/6/2022	NAP	7/6/2032	NAP	0	0	L(33),YM1(80),O(7)	5,317,136	3,099,557
17	Loan	9, 28, 30, 33	1	The Grove	4	6	1/6/2023	NAP	12/6/2032	NAP	0	0	L(28),D(88),O(4)	3,284,678	1,160,150
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	0	6	5/6/2023	NAP	4/6/2033	NAP	0	0	L(24),D(89),O(7)	1,392,625	301,508
19	Loan	11, 25, 40	5	CVS 5 Portfolio	4	6	1/6/2023	NAP	12/6/2032	NAP	0	0	L(28),D(88),O(4)	NAV	NAV
19.01	Property		1	CVS Carlsbad										NAV	NAV
19.02	Property		1	CVS Dallas										NAV	NAV
19.03	Property		1	CVS Mobile										NAV	NAV
19.04	Property		1	CVS Charlottesville										NAV	NAV
19.05	Property		1	CVS Clifton										NAV	NAV
20	Loan	10	1	Sentinel Square II	4	6	1/6/2023	NAP	12/6/2027	NAP	0	0	L(28),D(19),O(13)	14,938,491	5,298,404
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	2	6	3/6/2023	9/6/2025	2/6/2028	NAP	0	0	L(26),D(30),O(4)	6,935,942	2,214,415
21.01	Property		1	Center Point of Hamilton										NAV	NAV
21.02	Property		1	Center Point on Centennial										NAV	NAV
21.03	Property		1	Center Point on Manning										NAV	NAV
21.04	Property		1	Center Point on Russell										NAV	NAV
21.05	Property		1	Center Point on Field House										NAV	NAV
21.06	Property		1	Center Point 212										NAV	NAV
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	2	6	3/6/2023	NAP	2/6/2033	NAP	0	0	L(26),D(90),O(4)	NAV	NAV
22.01	Property		1	Walgreens and Dollar Tree - Oak Park										NAV	NAV
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham										NAV	NAV
22.03	Property		1	Family Dollar - Detroit										NAV	NAV
22.04	Property		1	Family Dollar - Akron										NAV	NAV
22.05	Property		1	Dollar General - Bernice										NAV	NAV
23	Loan	33	1	TownePlace Suites BWI Airport	0	6	5/6/2023	5/6/2023	4/6/2033	NAP	0	0	L(24),D(92),O(4)	4,695,875	3,341,222
24	Loan		1	68-78 River Road	0	6	5/6/2023	NAP	4/6/2033	NAP	0	0	L(24),D(92),O(4)	NAV	NAV
25	Loan	33	1	Sylvan Heights	4	6	1/6/2023	1/6/2023	12/6/2032	NAP	0	0	L(28),D(88),O(4)	663,176	138,056

A-1-5

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
					19
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	26,745,060	9/30/2022	T-12	38,026,102	12,241,303	25,784,799	12/31/2021	T-12	32,245,576	11,178,233	21,067,343
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	31,394,453	12/31/2022	T-12	52,866,426	19,817,047	33,049,379	12/31/2021	T-12	55,173,622	18,678,980	36,494,642
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	45,174,388	9/30/2022	T-12	76,903,875	30,285,085	46,618,790	12/31/2021	T-12	69,008,722	28,007,136	41,001,586
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	31,655,635	11/30/2022	T-12	47,261,766	14,350,428	32,911,337	12/31/2021	T-12	40,708,568	12,857,184	27,851,384
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	79,960,983	12/31/2022	T-12	85,107,087	17,534,916	67,572,171	12/31/2021	T-12	73,178,391	17,139,268	56,039,123
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.01	Property		1	1700 Schuster Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.02	Property		1	101 Michelin Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.03	Property		1	1525 West 2960 South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.04	Property		1	5685 Raiders Road, Building B	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.05	Property		1	840 Complex Street Southwest	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	5,241,184	12/31/2022	T-12	7,441,661	2,981,585	4,460,076	12/31/2021	T-12	NAV	NAV	NAV
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	2,168,827	7/31/2022	T-12	3,848,901	1,815,337	2,033,563	12/31/2021	T-12	NAV	NAV	NAV
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	2,822,418	1/31/2023	T-12	5,038,428	2,291,620	2,746,808	12/31/2022	T-12	5,488,691	2,586,912	2,901,779
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	28,399,663	11/30/2022	T-12	44,198,961	19,173,640	25,025,321	12/31/2021	T-12	36,845,931	18,308,085	18,537,846
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	2,866,080	9/30/2022	T-12	3,978,530	1,211,036	2,767,494	12/31/2021	T-12	3,950,355	1,189,364	2,760,991
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	3,893,448	11/30/2022	T-12	11,260,276	9,077,354	2,182,922	12/31/2021	T-12	4,937,721	6,508,479	-1,570,758
14	Loan	34	1	Hyatt Place Crocker Park	2,555,825	1/31/2023	T-12	6,146,247	3,652,786	2,493,461	12/31/2022	T-12	4,565,973	2,949,142	1,616,831
15	Loan	12, 25, 38	1	1027 Filbert Street	2,466,372	2/28/2023	T-12	4,185,227	2,710,574	1,474,653	12/31/2021	T-12	2,831,245	2,168,158	663,087
16	Loan	10, 19, 37	1	Riverport Tower	2,217,579	8/31/2022	T-12	5,421,717	3,248,304	2,173,413	12/31/2021	T-12	5,244,115	3,049,557	2,194,558
17	Loan	9, 28, 30, 33	1	The Grove	2,124,527	9/30/2022	T-12	3,006,987	1,215,900	1,791,087	12/31/2021	T-12	2,843,947	983,729	1,860,218
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	1,091,117	12/31/2022	T-12	927,518	250,522	676,995	12/31/2021	T-12	NAV	NAV	NAV
19	Loan	11, 25, 40	5	CVS 5 Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.01	Property		1	CVS Carlsbad	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.02	Property		1	CVS Dallas	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.03	Property		1	CVS Mobile	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.04	Property		1	CVS Charlottesville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19.05	Property		1	CVS Clifton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan	10	1	Sentinel Square II	9,640,088	9/30/2022	T-12	14,712,258	5,415,296	9,296,962	12/31/2021	T-12	13,218,587	5,245,590	7,972,997
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	4,721,527	7/31/2022	T-12	5,994,552	2,112,554	3,881,998	12/31/2021	T-12	4,805,172	1,901,233	2,903,939
21.01	Property		1	Center Point of Hamilton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	Center Point on Centennial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	Center Point on Manning	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	Center Point on Russell	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	Center Point on Field House	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Property		1	Center Point 212	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.03	Property		1	Family Dollar - Detroit	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.04	Property		1	Family Dollar - Akron	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.05	Property		1	Dollar General - Bernice	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan	33	1	TownePlace Suites BWI Airport	1,354,653	1/31/2023	T-12	4,645,039	3,322,372	1,322,667	12/31/2022	T-12	3,767,429	2,685,363	1,082,066
24	Loan		1	68-78 River Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	33	1	Sylvan Heights	525,120	9/30/2022	T-12	622,998	155,488	467,510	12/31/2021	T-12	615,673	181,848	433,826

A-1-6

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)
										19				4, 10, 16	4, 10, 16
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	12/31/2020	T-12	82.6%	46,802,895	13,021,016	33,781,880	210,643	1,524,048	32,047,188	2.29	2.17
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	12/31/2020	T-12	81.1%	51,349,507	21,283,998	30,065,509	225,942	3,282,704	26,556,863	3.12	2.76
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAV	NAV	99.0%	62,561,733	13,277,931	49,283,802	119,751	0	49,164,051	1.66	1.66
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	12/31/2020	T-12	96.2%	83,514,884	35,580,356	47,934,528	455,855	1,113,906	46,364,767	2.17	2.10
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	12/31/2020	T-12	92.6%	47,000,639	15,438,872	31,561,767	259,516	1,567,562	29,734,689	2.65	2.50
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	12/31/2020	T-12	95.0%	105,121,522	18,973,779	86,147,743	327,531	1,009,838	84,810,375	1.95	1.92
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	NAV	NAV	95.0%	24,103,590	3,755,768	20,347,822	395,134	987,835	18,964,854	1.65	1.54
7.01	Property		1	1700 Schuster Road	NAV	NAV	95.0%	8,214,920	1,247,682	6,967,238	121,337	303,342	6,542,560
7.02	Property		1	101 Michelin Drive	NAV	NAV	95.0%	5,566,712	941,614	4,625,098	117,097	292,743	4,215,257
7.03	Property		1	1525 West 2960 South	NAV	NAV	95.0%	3,760,728	394,661	3,366,067	26,000	65,000	3,275,067
7.04	Property		1	5685 Raiders Road, Building B	NAV	NAV	95.0%	3,945,576	742,838	3,202,738	81,200	203,000	2,918,538
7.05	Property		1	840 Complex Street Southwest	NAV	NAV	95.0%	2,615,654	428,973	2,186,682	49,500	123,750	2,013,432
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	NAV	NAV	95.0%	14,333,301	3,903,654	10,429,647	55,893	177,357	10,196,397	1.45	1.42
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	NAV	NAV	96.3%	5,620,455	2,112,378	3,508,077	90,807	0	3,417,270	1.61	1.57
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	12/31/2021	T-12	97.8%	5,670,019	2,600,816	3,069,202	57,433	176,016	2,835,754	1.62	1.49
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	12/31/2020	T-12	86.6%	46,224,574	21,145,889	25,078,685	188,765	1,703,467	23,186,453	1.88	1.74
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	12/31/2020	T-12	95.0%	4,498,992	1,188,673	3,310,319	6,807	147,230	3,156,281	1.80	1.72
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	12/31/2020	T-12	55.7%	16,492,581	12,560,962	3,931,619	659,703	0	3,271,916	2.02	1.68
14	Loan	34	1	Hyatt Place Crocker Park	12/31/2021	T-12	85.7%	6,244,253	3,753,449	2,490,804	297,580	0	2,193,224	2.28	2.01
15	Loan	12, 25, 38	1	1027 Filbert Street	12/31/2020	T-12	95.0%	5,336,839	2,980,612	2,356,227	32,538	29,332	2,294,357	1.88	1.83
16	Loan	10, 19, 37	1	Riverport Tower	12/31/2020	T-12	90.7%	6,450,962	3,278,453	3,172,509	152,058	311,737	2,708,714	2.49	2.12
17	Loan	9, 28, 30, 33	1	The Grove	12/31/2020	T-12	95.0%	3,206,291	1,176,993	2,029,298	28,689	109,291	1,891,318	2.37	2.20
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	NAV	NAV	92.3%	1,751,051	526,008	1,225,043	7,206	48,269	1,169,569	1.65	1.57
19	Loan	11, 25, 40	5	CVS 5 Portfolio	NAV	NAV	100.0%	1,282,714	38,481	1,244,232	0	0	1,244,232	1.81	1.81
19.01	Property		1	CVS Carlsbad	NAV	NAV	100.0%	274,048	8,221	265,827	0	0	265,827
19.02	Property		1	CVS Dallas	NAV	NAV	100.0%	271,922	8,158	263,764	0	0	263,764
19.03	Property		1	CVS Mobile	NAV	NAV	100.0%	272,639	8,179	264,460	0	0	264,460
19.04	Property		1	CVS Charlottesville	NAV	NAV	100.0%	237,124	7,114	230,010	0	0	230,010
19.05	Property		1	CVS Clifton	NAV	NAV	100.0%	226,981	6,809	220,172	0	0	220,172
20	Loan	10	1	Sentinel Square II	12/31/2020	T-12	95.0%	15,239,748	5,781,977	9,457,771	56,783	0	9,400,988	1.48	1.47
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	12/31/2020	T-12	95.0%	7,357,012	2,476,362	4,880,650	101,265	206,108	4,573,276	2.17	2.03
21.01	Property		1	Center Point of Hamilton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	Center Point on Centennial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	Center Point on Manning	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	Center Point on Russell	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	Center Point on Field House	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Property		1	Center Point 212	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAV	NAV	95.8%	1,151,015	246,129	904,885	33,370	34,104	837,411	1.74	1.61
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	NAV	NAV	95.8%	758,272	163,288	594,984	14,333	26,555	554,095
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	NAV	NAV	95.2%	127,696	24,910	102,786	2,383	0	100,402
22.03	Property		1	Family Dollar - Detroit	NAV	NAV	95.8%	115,149	24,715	90,434	5,265	5,837	79,333
22.04	Property		1	Family Dollar - Akron	NAV	NAV	96.0%	103,512	22,553	80,959	10,330	1,713	68,916
22.05	Property		1	Dollar General - Bernice	NAV	NAV	95.5%	46,386	10,663	35,723	1,058	0	34,664
23	Loan	33	1	TownePlace Suites BWI Airport	12/31/2021	T-12	83.3%	4,695,875	3,284,653	1,411,222	187,835	0	1,223,387	2.25	1.95
24	Loan		1	68-78 River Road	NAV	NAV	95.0%	1,509,165	423,042	1,086,123	4,815	3,210	1,078,098	2.02	2.01
25	Loan	33	1	Sylvan Heights	12/31/2020	T-12	95.1%	602,609	151,860	450,750	14,797	9,768	426,185	1.41	1.34

A-1-7

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					10	10	21	21		10, 21	10, 21	5, 12, 26, 29
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	13.8%	13.1%	512,500,000	As Is	11/17/2022	47.8%	47.8%	78.3%	12/6/2022	No
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	17.7%	15.6%	556,500,000	As Is	12/1/2022	30.5%	30.5%	81.1%	1/1/2023	No
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	9.3%	9.3%	1,090,000,000	Prospective Market Value Upon Completion & Stabilization	1/1/2023	48.8%	48.8%	98.7%	3/10/2023	Yes
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	13.0%	12.5%	679,000,000	As Is	10/30/2022	54.5%	54.5%	97.7%	12/12/2022	No
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	17.5%	16.5%	400,000,000	As Is	11/10/2022	45.0%	45.0%	89.6%	11/30/2022	No
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	12.3%	12.1%	1,825,000,000	As Is	1/4/2023	38.4%	38.4%	96.0%	12/2/2022	No
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	13.0%	12.1%	276,700,000	As Is	Various	56.7%	53.6%	100.0%
7.01	Property		1	1700 Schuster Road			100,200,000	As Is	1/31/2023			100.0%	4/6/2023	Yes
7.02	Property		1	101 Michelin Drive			61,300,000	As Is	1/23/2023			100.0%	4/6/2023	Yes
7.03	Property		1	1525 West 2960 South			45,300,000	As Is	1/30/2023			100.0%	4/6/2023	Yes
7.04	Property		1	5685 Raiders Road, Building B			37,700,000	As Is	1/27/2023			100.0%	4/6/2023	Yes
7.05	Property		1	840 Complex Street Southwest			32,200,000	As Is	1/23/2023			100.0%	4/6/2023	Yes
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	10.7%	10.5%	173,000,000	As Completed	8/1/2023	56.4%	56.4%	100.0%	2/28/2023	No
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	11.9%	11.6%	62,600,000	As Stabilized	6/1/2023	47.1%	47.1%	100.0%	8/29/2022	No
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	11.1%	10.2%	41,900,000	As Is	1/6/2020	66.2%	57.2%	97.8%	1/31/2023	No
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	11.5%	10.6%	362,500,000	As Is	5/4/2022	60.1%	60.1%	86.8%	6/27/2022	No
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	12.0%	11.5%	41,200,000	As Is	11/23/2022	66.7%	66.7%	98.0%	11/7/2022	No
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	16.4%	13.6%	50,500,000	Prospective Market Value Upon Completion	12/15/2023	47.5%	41.6%	55.7%	11/30/2022	NAP
14	Loan	34	1	Hyatt Place Crocker Park	15.6%	13.7%	25,000,000	As Is	1/23/2023	64.0%	64.0%	85.7%	1/31/2023	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	15.2%	14.8%	34,725,000	As Is	12/1/2022	44.6%	39.1%	100.0%	5/12/2022	No
16	Loan	10, 19, 37	1	Riverport Tower	14.7%	12.5%	37,100,000	As Is	5/5/2022	58.2%	58.2%	90.8%	6/1/2022	No
17	Loan	9, 28, 30, 33	1	The Grove	16.9%	15.8%	27,600,000	As Is	9/16/2022	43.5%	43.5%	98.5%	2/2/2023	No
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	10.5%	10.0%	25,900,000	As Is	11/30/2022	45.2%	45.2%	95.0%	11/29/2022	No
19	Loan	11, 25, 40	5	CVS 5 Portfolio	12.3%	12.3%	20,090,000	As Is	Various	50.4%	50.4%	100.0%
19.01	Property		1	CVS Carlsbad			4,600,000	As Is	9/22/2022			100.0%	4/6/2023	Yes
19.02	Property		1	CVS Dallas			4,200,000	As Is	8/29/2022			100.0%	4/6/2023	Yes
19.03	Property		1	CVS Mobile			3,890,000	As Is	9/7/2022			100.0%	4/6/2023	Yes
19.04	Property		1	CVS Charlottesville			3,600,000	As Is	10/15/2022			100.0%	4/6/2023	Yes
19.05	Property		1	CVS Clifton			3,800,000	As Is	9/28/2022			100.0%	4/6/2023	Yes
20	Loan	10	1	Sentinel Square II	9.1%	9.0%	167,000,000	As Is	9/22/2022	62.3%	62.3%	93.7%	12/31/2022	No
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	16.5%	15.4%	44,100,000	As Is	10/12/2022	67.2%	65.4%	98.1%
21.01	Property		1	Center Point of Hamilton			21,747,748	As Is	10/12/2022			99.2%	12/13/2022	No
21.02	Property		1	Center Point on Centennial			10,651,598	As Is	10/12/2022			100.0%	12/13/2022	No
21.03	Property		1	Center Point on Manning			7,209,133	As Is	10/12/2022			100.0%	12/13/2022	No
21.04	Property		1	Center Point on Russell			3,129,058	As Is	10/12/2022			99.1%	12/13/2022	No
21.05	Property		1	Center Point on Field House			1,316,920	As Is	10/12/2022			50.0%	12/13/2022	No
21.06	Property		1	Center Point 212			45,543	As Is	10/12/2022			100.0%	12/13/2022	Yes
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	11.2%	10.4%	12,810,000	As Is	Various	63.0%	63.0%	88.8%
22.01	Property		1	Walgreens and Dollar Tree - Oak Park			8,770,000	As Is	12/5/2022			100.0%	9/19/2022	No
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham			1,250,000	As Is	12/2/2022			100.0%	9/19/2022	No
22.03	Property		1	Family Dollar - Detroit			1,200,000	As Is	12/5/2022			100.0%	4/6/2023	Yes
22.04	Property		1	Family Dollar - Akron			1,100,000	As Is	12/1/2022			52.0%	9/19/2022	No
22.05	Property		1	Dollar General - Bernice			490,000	As Is	12/6/2022			100.0%	4/6/2023	Yes
23	Loan	33	1	TownePlace Suites BWI Airport	17.6%	15.3%	15,300,000	As Is	1/3/2023	52.3%	45.4%	83.3%	1/31/2023	NAP
24	Loan		1	68-78 River Road	13.6%	13.5%	15,200,000	As Is	2/14/2023	52.6%	52.6%	100.0%	3/6/2023	Yes
25	Loan	33	1	Sylvan Heights	11.6%	11.0%	6,900,000	As Is	8/25/2022	56.4%	49.6%	100.0%	7/27/2022	No

A-1-8

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					22, 27, 28	27, 28	27, 28	6, 27, 28	27, 28	27, 28	27, 28	6, 27, 28
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Cedars Sinai Medical Center	259,653	24.7%	Various	8687 Melrose GreenTenant	54,630	5.2%	2/28/2034
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Perkins Coie	296,843	26.3%	12/31/2026	WeWork	114,679	10.2%	6/30/2034
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	E.R. Squibb & Sons LLC	472,580	98.7%	10/31/2037	NAP	NAP	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Macy's	390,503	18.8%	8/18/2026	Walmart	173,450	8.3%	8/31/2028
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Burlington Coat Factory	81,082	7.2%	1/31/2030	Round 1 Bowling Amusement	59,071	5.2%	9/30/2027
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Macy's	235,899	15.2%	1/31/2030	Nordstrom	225,000	14.5%	2/28/2029
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio
7.01	Property		1	1700 Schuster Road	CVB, Inc.	1,213,366	100.0%	2/28/2038	NAP	NAP	NAP	NAP
7.02	Property		1	101 Michelin Drive	CVB, Inc.	1,170,972	100.0%	2/28/2038	NAP	NAP	NAP	NAP
7.03	Property		1	1525 West 2960 South	CVB, Inc.	260,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
7.04	Property		1	5685 Raiders Road, Building B	CVB, Inc.	812,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
7.05	Property		1	840 Complex Street Southwest	CVB, Inc.	495,000	100.0%	2/28/2038	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	J&J Farms Creamery	204,217	36.5%	2/28/2038	Vitaquest International LLC	198,489	35.5%	2/28/2030
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Pepsi	399,588	44.0%	10/31/2031	VG Supply Company Inc.	180,000	19.8%	12/31/2024
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Walmart	142,000	37.1%	9/17/2027	Stop & Shop	68,366	17.9%	8/31/2026
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Rocket Mortgage	570,214	42.0%	12/31/2028	Meridian Health	266,001	19.6%	12/31/2024
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Academy Sports + Outdoors	62,950	25.7%	2/28/2033	Marshalls/HomeGoods	43,997	17.9%	10/31/2027
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	34	1	Hyatt Place Crocker Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	Focus Travel	2,263	0.8%	8/30/2023	Philly Dim Sum Garden	2,066	0.7%	1/31/2026
16	Loan	10, 19, 37	1	Riverport Tower	Charter Communications	255,498	80.4%	10/31/2029	Essence Group Holdings Corporation	27,778	8.7%	12/31/2029
17	Loan	9, 28, 30, 33	1	The Grove	Marshalls	25,000	18.3%	11/30/2028	Petco	15,000	11.0%	2/28/2025
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Planet Fitness	20,040	41.7%	10/21/2034	Grocery Outlet	18,000	37.5%	3/31/2031
19	Loan	11, 25, 40	5	CVS 5 Portfolio
19.01	Property		1	CVS Carlsbad	CVS - Carlsbad	15,294	100.0%	1/31/2044	NAP	NAP	NAP	NAP
19.02	Property		1	CVS Dallas	CVS - Dallas	9,717	100.0%	1/31/2040	NAP	NAP	NAP	NAP
19.03	Property		1	CVS Mobile	CVS - Mobile	9,704	100.0%	1/31/2044	NAP	NAP	NAP	NAP
19.04	Property		1	CVS Charlottesville	CVS - Charlottesville	13,376	100.0%	1/31/2041	NAP	NAP	NAP	NAP
19.05	Property		1	CVS Clifton	CVS - Clifton	13,415	100.0%	1/31/2045	NAP	NAP	NAP	NAP
20	Loan	10	1	Sentinel Square II	Government of the DC	164,642	58.0%	2/28/2029	GSA-Federal Election Commission	99,677	35.1%	11/30/2032
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point
21.01	Property		1	Center Point of Hamilton	Hillsdale Furniture	34,408	14.5%	10/1/2023	Behold Home	27,686	11.6%	4/1/2027
21.02	Property		1	Center Point on Centennial	Jonathan Louis	34,907	30.0%	4/1/2025	International Furniture Direct	17,311	14.9%	4/1/2027
21.03	Property		1	Center Point on Manning	Liberty Furniture	77,930	98.9%	10/1/2028	NAP	NAP	NAP	NAP
21.04	Property		1	Center Point on Russell	Vogue	19,618	57.3%	10/1/2024	Alan White Manufacturing	12,185	35.6%	10/1/2025
21.05	Property		1	Center Point on Field House	Pelican Reef	7,200	50.0%	10/1/2024	NAP	NAP	NAP	NAP
21.06	Property		1	Center Point 212	Planned Furniture Promotions	498	100.0%	4/1/2024	NAP	NAP	NAP	NAP
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	Dollar Tree	16,000	53.7%	11/30/2024	Walgreens	13,802	46.3%	10/31/2027
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	Family Dollar	9,000	69.2%	9/30/2024	Pamela Tubbs	4,000	30.8%	4/30/2025
22.03	Property		1	Family Dollar - Detroit	Family Dollar	9,180	100.0%	6/30/2026	NAP	NAP	NAP	NAP
22.04	Property		1	Family Dollar - Akron	Family Dollar	9,540	52.0%	6/30/2027	NAP	NAP	NAP	NAP
22.05	Property		1	Dollar General - Bernice	Dollar General	8,000	100.0%	7/31/2025	NAP	NAP	NAP	NAP
23	Loan	33	1	TownePlace Suites BWI Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	68-78 River Road	Equinox	32,100	100.0%	10/31/2037	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights	La Michoacana Meat Market (fka El Ahorro Supermarket)	16,500	39.0%	4/30/2028	Dollar General	8,812	20.8%	2/28/2025

A-1-9

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					27, 28	27, 28	27, 28	6, 27, 28	27, 28	27, 28	27, 28	6, 27, 28
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Pluto, Inc.	35,850	3.4%	11/30/2028	InvestCloud, Inc.	32,128	3.1%	1/31/2027
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Kimley-Horn	46,058	4.1%	12/31/2034	Accolade, Inc.	45,083	4.0%	3/31/2030
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	SEARS	144,537	6.9%	10/31/2028	BJ's Wholesale Club	127,750	6.1%	1/31/2027
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Forever 21	47,203	4.2%	MTM	Marshalls	35,191	3.1%	1/31/2027
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Neiman Marcus	100,071	6.4%	10/18/2031	Harkins Theatres	81,177	5.2%	1/31/2031
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio
7.01	Property		1	1700 Schuster Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	101 Michelin Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	1525 West 2960 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	5685 Raiders Road, Building B	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	840 Complex Street Southwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	PNY Technologies Inc	156,224	28.0%	10/4/2028	NAP	NAP	NAP	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Tec-Air, Inc.	127,600	14.1%	10/31/2029	AM Manufacturing Company	74,800	8.2%	11/30/2024
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Bob's Store	40,080	10.5%	1/31/2024	Fun Z Trampoline Park	35,000	9.1%	9/30/2029
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Rock Ventures	66,059	4.9%	12/31/2028	Building Amenities Wellness Center LLC	50,116	3.7%	12/31/2035
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Burlington	40,726	16.6%	2/29/2028	Ross Dress for Less	22,000	9.0%	1/31/2028
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	34	1	Hyatt Place Crocker Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	Crown Fried Chicken	1,908	0.7%	7/31/2030	Dunkin Donuts	1,650	0.6%	12/31/2025
16	Loan	10, 19, 37	1	Riverport Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 28, 30, 33	1	The Grove	Let's Play	14,900	10.9%	7/31/2028	PopShelf	10,000	7.3%	1/31/2032
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Popeyes	2,400	5.0%	11/30/2040	J & K Nails Bar	1,489	3.1%	10/31/2030
19	Loan	11, 25, 40	5	CVS 5 Portfolio
19.01	Property		1	CVS Carlsbad	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	CVS Dallas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	CVS Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	CVS Charlottesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	CVS Clifton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	10	1	Sentinel Square II	LA LUXE DENTAL, PLLC	1,575	0.6%	5/31/2031	NAP	NAP	NAP	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point
21.01	Property		1	Center Point of Hamilton	Corinthian	21,690	9.1%	10/1/2025	Standard Furniture	17,548	7.4%	10/1/2023
21.02	Property		1	Center Point on Centennial	Office Star	14,960	12.8%	10/1/2023	Halo Creative & Design	14,224	12.2%	4/1/2024
21.03	Property		1	Center Point on Manning	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Center Point on Russell	Tamarian	2,118	6.2%	4/1/2026	NAP	NAP	NAP	NAP
21.05	Property		1	Center Point on Field House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Center Point 212	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Family Dollar - Detroit	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Family Dollar - Akron	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Dollar General - Bernice	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	33	1	TownePlace Suites BWI Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	68-78 River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights	Rent-A-Center	6,711	15.9%	7/31/2025	A Plus Dental	3,380	8.0%	7/31/2030

A-1-10

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
					27, 28	27, 28	27, 28	6, 27, 28
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Kneedler Fauchere	17,762	1.7%	1/31/2028	11/22/2022	NAP	11/22/2022	11/22/2022	16%	No
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Hargis Engineering	44,609	3.9%	12/31/2024	12/8/2022	NAP	12/8/2022	12/8/2022	14%	No
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	5/24/2022	NAP	6/17/2022	NAP	NAP	No
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	KOHL'S	116,392	5.6%	1/31/2031	12/20/2022	NAP	12/20/2022	NAP	NAP	Yes - AE
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	TJ Maxx	34,766	3.1%	1/31/2027	11/16/2022	NAP	11/18/2022	NAP	NAP	No
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	DICK'S Sporting Goods	50,646	3.3%	1/31/2026	2/13/2023	NAP	2/13/2023	NAP	NAP	No
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio
7.01	Property		1	1700 Schuster Road	NAP	NAP	NAP	NAP	2/9/2023	NAP	2/9/2023	2/7/2023	4%	Yes - A
7.02	Property		1	101 Michelin Drive	NAP	NAP	NAP	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No
7.03	Property		1	1525 West 2960 South	NAP	NAP	NAP	NAP	2/9/2023	NAP	2/9/2023	2/8/2023	7%	No
7.04	Property		1	5685 Raiders Road, Building B	NAP	NAP	NAP	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No
7.05	Property		1	840 Complex Street Southwest	NAP	NAP	NAP	NAP	2/9/2023	NAP	2/9/2023	NAP	NAP	No
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	NAP	NAP	NAP	NAP	12/9/2022	NAP	12/8/2022	NAP	NAP	No
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Mac Medical Supply Company	67,680	7.5%	1/31/2024	10/7/2022	NAP	10/7/2022	NAP	NAP	No
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Staples	20,388	5.3%	10/31/2026	5/31/2019	NAP	1/13/2020	NAP	NAP	No
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Microsoft Corporation	43,795	3.2%	7/31/2025	5/27/2022	NAP	5/27/2022	NAP	NAP	No
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Old Navy	13,377	5.5%	6/30/2033	12/5/2022	NAP	12/5/2022	NAP	NAP	No
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	NAP	NAP	NAP	NAP	11/3/2022	NAP	11/3/2022	NAP	NAP	No
14	Loan	34	1	Hyatt Place Crocker Park	NAP	NAP	NAP	NAP	2/22/2023	NAP	12/22/2022	NAP	NAP	No
15	Loan	12, 25, 38	1	1027 Filbert Street	Four Seasons Nail	1,422	0.5%	7/31/2026	5/24/2022	NAP	5/23/2022	NAP	NAP	No
16	Loan	10, 19, 37	1	Riverport Tower	NAP	NAP	NAP	NAP	5/10/2022	NAP	5/10/2022	NAP	NAP	No
17	Loan	9, 28, 30, 33	1	The Grove	Dollar Tree	10,000	7.3%	3/31/2025	10/25/2022	NAP	11/3/2022	NAP	NAP	No
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Teriyaki Madness	1,350	2.8%	7/31/2031	12/8/2022	NAP	12/6/2022, 12/7/2022	12/5/2022	9%, 16%, 8%	No
19	Loan	11, 25, 40	5	CVS 5 Portfolio
19.01	Property		1	CVS Carlsbad	NAP	NAP	NAP	NAP	9/30/2022	NAP	9/30/2022	9/30/2022	7%	No
19.02	Property		1	CVS Dallas	NAP	NAP	NAP	NAP	9/30/2022	NAP	9/30/2022	NAP	NAP	No
19.03	Property		1	CVS Mobile	NAP	NAP	NAP	NAP	10/3/2022	NAP	9/30/2022	NAP	NAP	No
19.04	Property		1	CVS Charlottesville	NAP	NAP	NAP	NAP	9/30/2022	NAP	9/30/2022	NAP	NAP	No
19.05	Property		1	CVS Clifton	NAP	NAP	NAP	NAP	9/30/2022	NAP	9/30/2022	NAP	NAP	No
20	Loan	10	1	Sentinel Square II	NAP	NAP	NAP	NAP	11/1/2022	NAP	11/1/2022	NAP	NAP	No
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point
21.01	Property		1	Center Point of Hamilton	Furniture Connexion, Inc dba Porter Designs	14,081	5.9%	10/1/2023	10/18/2022	NAP	12/8/2022	NAP	NAP	No
21.02	Property		1	Center Point on Centennial	Urban Roads	13,329	11.4%	10/1/2024	10/18/2022	NAP	12/8/2022	NAP	NAP	No
21.03	Property		1	Center Point on Manning	NAP	NAP	NAP	NAP	10/18/2022	NAP	12/8/2022	NAP	NAP	No
21.04	Property		1	Center Point on Russell	NAP	NAP	NAP	NAP	10/18/2022	NAP	12/8/2022	NAP	NAP	No
21.05	Property		1	Center Point on Field House	NAP	NAP	NAP	NAP	10/18/2022	NAP	12/8/2022	NAP	NAP	No
21.06	Property		1	Center Point 212	NAP	NAP	NAP	NAP	10/18/2022	NAP	12/8/2022	NAP	NAP	No
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022	NAP	NAP	No
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022	NAP	NAP	No
22.03	Property		1	Family Dollar - Detroit	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022	NAP	NAP	No
22.04	Property		1	Family Dollar - Akron	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022	NAP	NAP	No
22.05	Property		1	Dollar General - Bernice	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022	NAP	NAP	No
23	Loan	33	1	TownePlace Suites BWI Airport	NAP	NAP	NAP	NAP	1/12/2023	NAP	1/12/2023	NAP	NAP	No
24	Loan		1	68-78 River Road	NAP	NAP	NAP	NAP	2/21/2023	NAP	2/21/2023	NAP	NAP	No
25	Loan	33	1	Sylvan Heights	Mi Doctor (Familia Care)	3,120	7.4%	4/30/2025	9/2/2022	NAP	9/2/2022	NAP	NAP	No

A-1-11

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
						25	25	25	25
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Fee	NAP	NAP	NAP	NAP	178,740	178,740	0	Springing	0
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Fee / Leasehold	8/12/2026	2, 6-year extension options	1,080,000	No	0	Springing	0	Springing	0
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio						0	Springing	0	Springing	0
7.01	Property		1	1700 Schuster Road	Fee	NAP	NAP	NAP	NAP
7.02	Property		1	101 Michelin Drive	Fee	NAP	NAP	NAP	NAP
7.03	Property		1	1525 West 2960 South	Fee	NAP	NAP	NAP	NAP
7.04	Property		1	5685 Raiders Road, Building B	Fee	NAP	NAP	NAP	NAP
7.05	Property		1	840 Complex Street Southwest	Fee	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Fee	NAP	NAP	NAP	NAP	109,030	109,030	86,237	28,746	0
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Fee	NAP	NAP	NAP	NAP	62,761	62,761	52,292	26,146	0
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Fee	NAP	NAP	NAP	NAP	640,870	178,020	21,028	5,841	0
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Fee	NAP	NAP	NAP	NAP	3,926,163	560,880	0	Springing	28,230
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Fee	NAP	NAP	NAP	NAP	50,278	50,278	0	Springing	73,615
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	Leasehold	12/31/2046	1, 99-year extension option	0	No	305,117	61,023	0	Springing	0
14	Loan	34	1	Hyatt Place Crocker Park	Fee	NAP	NAP	NAP	NAP	85,798	21,449	0	Springing	0
15	Loan	12, 25, 38	1	1027 Filbert Street	Leasehold	12/31/2062	None	300,000	No	76,081	38,040	63,048	5,254	0
16	Loan	10, 19, 37	1	Riverport Tower	Fee	NAP	NAP	NAP	NAP	769,173	96,147	17,070	8,535	0
17	Loan	9, 28, 30, 33	1	The Grove	Fee	NAP	NAP	NAP	NAP	359,351	Springing	202,423	Springing	28,689
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Fee	NAP	NAP	NAP	NAP	27,298	27,298	0	Springing	0
19	Loan	11, 25, 40	5	CVS 5 Portfolio						0	Springing	0	Springing	0
19.01	Property		1	CVS Carlsbad	Leasehold	1/31/2044	6, 5-year extension options	375,000	No
19.02	Property		1	CVS Dallas	Leasehold	1/31/2040	6, 5-year extension options	250,000	No
19.03	Property		1	CVS Mobile	Leasehold	1/31/2044	5, 5-year extension options	200,000	No
19.04	Property		1	CVS Charlottesville	Leasehold	1/31/2041	5, 5-year extension options	525,000	No
19.05	Property		1	CVS Clifton	Leasehold	1/31/2045	6, 5-year extension options	350,000	No
20	Loan	10	1	Sentinel Square II	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point						75,180	25,060	32,286	10,762	0
21.01	Property		1	Center Point of Hamilton	Fee	NAP	NAP	NAP	NAP
21.02	Property		1	Center Point on Centennial	Fee	NAP	NAP	NAP	NAP
21.03	Property		1	Center Point on Manning	Fee	NAP	NAP	NAP	NAP
21.04	Property		1	Center Point on Russell	Fee	NAP	NAP	NAP	NAP
21.05	Property		1	Center Point on Field House	Fee	NAP	NAP	NAP	NAP
21.06	Property		1	Center Point 212	Fee	NAP	NAP	NAP	NAP
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio						47,669	11,917	0	Springing	0
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	Fee	NAP	NAP	NAP	NAP
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	Fee	NAP	NAP	NAP	NAP
22.03	Property		1	Family Dollar - Detroit	Fee	NAP	NAP	NAP	NAP
22.04	Property		1	Family Dollar - Akron	Fee	NAP	NAP	NAP	NAP
22.05	Property		1	Dollar General - Bernice	Fee	NAP	NAP	NAP	NAP
23	Loan	33	1	TownePlace Suites BWI Airport	Fee	NAP	NAP	NAP	NAP	69,069	8,634	0	Springing	0
24	Loan		1	68-78 River Road	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
25	Loan	33	1	Sylvan Heights	Fee	NAP	NAP	NAP	NAP	0	3,482	3,397	3,397	0

A-1-12

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	17,554	0	3,000,000	Springing	5,000,000	0	0	0	0	13,809,708	Springing
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	0	0	17,567,429	0	0	0	0	0	0	3,755,350	Springing
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	0	0	0	Springing	0	0	0	0	0	17,593,844	0
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Springing	619,992	4,068,135	0	0	0	0	0	0	743,644	Springing
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Springing	519,033	0	94,028	2,256,664	0	0	0	0	1,805,623	0
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Springing	402,666	0	Springing	1,651,332	0	0	0	0	14,539,077	0
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	32,928	790,268	0	Springing	0	0	0	0	227,688	6,147,412	0
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	4,658	0	0	14,780	886,783	0	0	0	0	11,598,000	0
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	7,567	0	1,625,000	Springing	1,250,000	0	0	0	219,579	4,735,235	Springing
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	3,011	0	500,000	Springing	500,000	0	0	0	0	718,598	0
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	28,230	677,530	1,500,000	169,541	4,000,000	0	0	0	0	3,851,373	Springing
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Springing	73,615	300,000	Springing	300,000	0	0	0	0	710,273	0
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	0	0	0	0	0	0	0	0	0	11,756,614	Springing
14	Loan	34	1	Hyatt Place Crocker Park	24,798	1,400,000	0	0	0	0	0	0	0	0	39,000
15	Loan	12, 25, 38	1	1027 Filbert Street	3,335	0	0	2,094	50,256	0	0	0	4,750	50,000	25,000
16	Loan	10, 19, 37	1	Riverport Tower	12,672	0	0	39,064	3,125,130	0	0	0	0	5,457,630	0
17	Loan	9, 28, 30, 33	1	The Grove	Springing	0	136,614	Springing	580,610	0	0	0	0	150,000	0
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	601	0	0	4,008	192,364	0	0	0	0	0	0
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Springing	0	0	Springing	0	0	0	0	0	0	Springing
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	4,732	113,566	0	Springing	0	0	0	0	0	576,965	0
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	8,439	0	350,000	Springing	350,000	0	0	0	0	59,927	0
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	2,781	100,110	325,000	Springing	325,000	0	0	0	222,188	0	0
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	15,653	0	0	0	0	0	0	0	0	800,000	Springing
24	Loan		1	68-78 River Road	0	0	0	0	0	0	0	0	0	0	0
25	Loan	33	1	Sylvan Heights	1,233	0	200,000	Springing	200,000	0	0	0	256,100	0	0

A-1-13

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type
									17
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Unfunded Obligations Reserve (Upfront: $13,809,708.28), Major Tenant Downgrade Funds (Monthly: Springing), Major Tenant Non-Renewal Funds (Monthly: Springing)	0	0	NAP	Hard
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Free Rent Reserve (Upfront: $3,755,350), Perkins Coie Funds (Monthly: Springing), Perkins Coie Prepaid Rent Funds (Monthly: Springing)	0	0	NAP	Hard
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Base Building Work Reserve ($5,932,952); Outstanding TI/LC Reserve ($7,160,274.31); Outstanding Linkage Fees Reserve ($4,500,617.42)	0	0	NAP	Hard
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Gap Rent Reserve (Upfront: $743,643.75), Rollover Reserve (Monthly: Springing)	Rollover Reserve: $2,094,342	0	NAP	Hard
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Outstanding TI/LC Reserve ($1,581,204.38), Gap Rent Reserve ($224,418.36)	0	0	NAP	Hard
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Outstanding TI/LC Reserve ($10,222,200), Gap Rent Reserve ($4,316,877)	0	0	NAP	Hard
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Cash Collateral Reserve	0	0	NAP	Hard
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	J&J Farms TI Reserve	0	0	NAP	Hard
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Unfunded Obligations Reserve (Upfront: $4,005,123.88), Pepsi Rent Reserve (Upfront: $605,110.78; Monthly: Springing), Pepsi Tax Reimbursement Reserve (Upfront: $125,000)	0	0	NAP	Springing
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Rent Concession Reserve ($548,013.05), TATILC Reserve ($170,585)	0	0	NAP	Hard
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Outstanding TI/LC Reserve (Upfront: $3,851,373.43), Meridian/Rocket Reserve (Monthly: Springing)	0	0	NAP	Hard
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Outstanding TI Reserve ($410,272.50), Additional Rent Reserve ($300,000)	0	0	NAP	Hard
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	PIP Reserve (Upfront: $11,262,114.12; Monthly: Springing); Seasonality Reserve (Upfront: $364,500; Monthly: Springing); Ground Rent Reserve (Upfront: $130,000; Monthly: Springing); Future PIP Reserve (Monthly: Springing); FF&E Reserve (Monthly: Springing)	Seasonality Reserve: $364,500	0	NAP	Hard
14	Loan	34	1	Hyatt Place Crocker Park	Renovation Cycle Reserve	780,000	0	NAP	Hard
15	Loan	12, 25, 38	1	1027 Filbert Street	Ground Rent Reserve (Upfront: $50,000; Monthly: $25,000); Parking Tax Reserve (Monthly: Springing); Additional Ground Rent Reserve (Monthly: Springing)	0	0	NAP	Soft
16	Loan	10, 19, 37	1	Riverport Tower	Unfunded Obligations Reserve	0	0	NAP	Hard
17	Loan	9, 28, 30, 33	1	The Grove	PopShelf Reserve	0	0	NAP	Springing
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	NAP	0	0	NAP	Hard
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Ground Rent Reserve	0	0	NAP	Hard
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	Free Rent Reserve	0	0	NAP	Hard
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Rent Replication Reserve	0	0	NAP	Hard
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAP	0	0	NAP	Hard
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	PIP Reserve	0	0	NAP	Hard
24	Loan		1	68-78 River Road	NAP	0	0	NAP	Hard
25	Loan	33	1	Sylvan Heights	NAP	0	0	NAP	Hard

A-1-14

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
					18
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Springing	Yes	Yes	Yes	No	65,600,000	179,400,000	900,526.16	1,229,815.54	20,000,000	15.50000%
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	Springing	Yes	Yes	Yes	No	60,000,000	110,000,000	519,068.87	802,197.34	NAP	NAP
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Springing	Yes	Yes	Yes	No	53,150,000	478,350,000	2,226,727.56	2,474,141.73	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	Springing	Yes	Yes	Yes	No	50,000,000	320,000,000	1,594,914.81	1,844,120.25	NAP	NAP
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	Springing	Yes	No	Yes	Yes	50,000,000	130,000,000	716,253.36	991,735.42	NAP	NAP
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	Springing	Yes	No	Yes	No	49,000,000	651,000,000	3,418,053.27	3,675,326.10	NAP	NAP
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Springing	Yes	Yes	Yes	No	35,000,000	122,000,000	796,161.56	1,024,568.56	NAP	NAP
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Springing	Yes	Yes	Yes	No	30,000,000	67,500,000	414,046.88	598,067.71	NAP	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Springing	Yes	Yes	Yes	No	27,500,000	190,500,000	968,948.27	1,108,822.69	NAP	NAP
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	34	1	Hyatt Place Crocker Park	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	In Place	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 19, 37	1	Riverport Tower	Springing	Yes	No	Yes	Yes	15,000,000	6,600,000	32,482.47	106,306.25	NAP	NAP
17	Loan	9, 28, 30, 33	1	The Grove	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	In Place	Yes	Yes	Yes	No	10,000,000	94,000,000	480,498.84	531,615.74	NAP	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Springing	Yes	Yes	Yes	No	9,642,857	20,000,000	126,413.60	187,363.02	NAP	NAP
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	68-78 River Road	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
								4							4
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	265,000,000	1,491,736.84	51.7%	1.79	12.7%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	170,000,000	802,197.34	30.5%	2.76	17.7%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	531,500,000	2,474,141.73	48.8%	1.66	9.3%	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	370,000,000	1,844,120.25	54.5%	2.10	13.0%	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	180,000,000	991,735.42	45.0%	2.50	17.5%	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	700,000,000	3,675,326.10	38.4%	1.92	12.3%	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	157,000,000	1,024,568.56	56.7%	1.54	13.0%	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	97,500,000	598,067.71	56.4%	1.42	10.7%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	NAP	NAP	NAP	NAP	NAP	8,500,000	9.50000%	38,000,000	249,678.58	60.7%	1.14
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	218,000,000	1,108,822.69	60.1%	1.74	11.5%	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	34	1	Hyatt Place Crocker Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 19, 37	1	Riverport Tower	21,600,000	106,306.25	58.2%	2.12	14.7%	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 28, 30, 33	1	The Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	11, 25, 40	5	CVS 5 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	104,000,000	531,615.74	62.3%	1.47	9.1%	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	29,642,857	187,363.02	67.2%	2.03	16.5%	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	68-78 River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	NAP	Yes	Mezzanine (Max Principal of $50,000,000; Max Combined LTV of 50.7%; Min Combined NCF DSCR of 1.72x; Min Combined NCF Debt Yield of 11.6%; Intercreditor Agreement is required)
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	NAP	No	NAP
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAP	No	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	NAP	No	NAP
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	NAP	No	NAP
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	NAP	No	NAP
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	NAP	No	NAP
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	NAP	No	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	9.2%	No	NAP
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	NAP	No	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	NAP	Yes	Unsecured
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	NAP	No	NAP
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	NAP	No	NAP
14	Loan	34	1	Hyatt Place Crocker Park	NAP	No	NAP
15	Loan	12, 25, 38	1	1027 Filbert Street	NAP	No	NAP
16	Loan	10, 19, 37	1	Riverport Tower	NAP	Yes	Mezzanine (Permitted to Successor Borrower upon a sale and assumption; Max Combined LTV of 59.8%; Min Combined DSCR of 1.86x; Min Combined Debt Yield of 12.93%; Intercreditor Agreement is required)
17	Loan	9, 28, 30, 33	1	The Grove	NAP	No	NAP
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	NAP	No	NAP
19	Loan	11, 25, 40	5	CVS 5 Portfolio	NAP	No	NAP
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	NAP	No	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	NAP	No	NAP
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAP	No	NAP
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	NAP	No	NAP
24	Loan		1	68-78 River Road	NAP	No	NAP
25	Loan	33	1	Sylvan Heights	NAP	No	NAP

A-1-17

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Charles Steven Cohen
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	MetLife, Inc. and New York Common Retirement Fund
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Divco West Real Estate Services, LLC, California State Teachers' Retirement System and Teacher Retirement System of Texas
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	The Macerich Partnership, L.P.
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	The Taubman Realty Group LLC
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	The Macerich Partnership, L.P. and Institutional Mall Investors LLC
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Samuel Bert Malouf
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Simcha Friedman and Moris Schlager
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Philip Goldberg and Mitchell Simborg
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Shimshon Klugman
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Bedrock Detroit
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	Jenel Management
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	James E. Dora, Jr.
14	Loan	34	1	Hyatt Place Crocker Park	Robert L. Stark and/or Ezra Stark
15	Loan	12, 25, 38	1	1027 Filbert Street	Samuel M. Switzenbaum
16	Loan	10, 19, 37	1	Riverport Tower	Estein Holdings, Ltd.
17	Loan	9, 28, 30, 33	1	The Grove	Robert Kerry Peterson, Sr., Elden G. Peterson, The Kerry and Debra Peterson Trust Dated September 29, 1998, and The Elden and Terre Peterson Family Trust Dated October 14, 2014
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Hamo Rosamian
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Kyle Rogers and Deanna Rogers
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	Hana Alternative Asset Management Co., Ltd.
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Aaron Jungreis and Steven Klein
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	Marcelo Marcos Rodriguez and Andres Lankenau Martinez
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	Michael M. Dickens
24	Loan		1	68-78 River Road	Related Special Assets LLC
25	Loan	33	1	Sylvan Heights	Israel Bollag

A-1-18

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
							30
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	Charles Steven Cohen	No	No	Refinance
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	NAP	No	No	Refinance
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAP	No	No	Refinance
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	The Macerich Partnership, L.P.	No	No	Refinance
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	The Taubman Realty Group LLC	No	No	Refinance
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	No	No	Refinance
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	Samuel Bert Malouf	No	No	Refinance
7.01	Property		1	1700 Schuster Road
7.02	Property		1	101 Michelin Drive
7.03	Property		1	1525 West 2960 South
7.04	Property		1	5685 Raiders Road, Building B
7.05	Property		1	840 Complex Street Southwest
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	Simcha Friedman and Moris Schlager	No	No	Acquisition
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	Philip Goldberg and Mitchell Simborg	No	No	Refinance
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	Shimshon Klugman	No	No	Refinance
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Rock Backer LLC	No	No	Refinance
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	David Dushey	No	Yes	Acquisition
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	James E. Dora, Jr.	No	No	Refinance
14	Loan	34	1	Hyatt Place Crocker Park	Robert L. Stark	No	No	Refinance
15	Loan	12, 25, 38	1	1027 Filbert Street	Samuel M. Switzenbaum	No	No	Refinance
16	Loan	10, 19, 37	1	Riverport Tower	Estein Holdings, Ltd.	No	No	Acquisition
17	Loan	9, 28, 30, 33	1	The Grove	Robert Kerry Peterson, Sr., Elden G. Peterson, The Kerry and Debra Peterson Trust Dated September 29, 1998, and The Elden and Terre Peterson Family Trust Dated October 14, 2014	No	No	Acquisition
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	Hamo Rosamian	Yes	No	Acquisition
19	Loan	11, 25, 40	5	CVS 5 Portfolio	Kyle Rogers and Deanna Rogers	No	No	Acquisition
19.01	Property		1	CVS Carlsbad
19.02	Property		1	CVS Dallas
19.03	Property		1	CVS Mobile
19.04	Property		1	CVS Charlottesville
19.05	Property		1	CVS Clifton
20	Loan	10	1	Sentinel Square II	NAP	No	No	Refinance
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	Aaron Jungreis and Steven Klein	No	No	Acquisition
21.01	Property		1	Center Point of Hamilton
21.02	Property		1	Center Point on Centennial
21.03	Property		1	Center Point on Manning
21.04	Property		1	Center Point on Russell
21.05	Property		1	Center Point on Field House
21.06	Property		1	Center Point 212
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	Marcelo Marcos Rodriguez and Andres Lankenau Martinez	No	No	Acquisition
22.01	Property		1	Walgreens and Dollar Tree - Oak Park
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham
22.03	Property		1	Family Dollar - Detroit
22.04	Property		1	Family Dollar - Akron
22.05	Property		1	Dollar General - Bernice
23	Loan	33	1	TownePlace Suites BWI Airport	Michael M. Dickens	No	No	Refinance
24	Loan		1	68-78 River Road	Related Special Assets LLC	No	No	Refinance
25	Loan	33	1	Sylvan Heights	Israel Bollag	No	No	Refinance

A-1-19

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
					7		8
1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	No	245,000,000	0	20,000,000	0	265,000,000	159,759,913	0	3,702,852	16,988,449
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	No	170,000,000	89,973,080	0	0	259,973,080	236,517,648	0	2,132,653	21,322,779
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	Yes	531,500,000	7,497,903	0	0	538,997,903	473,876,626	0	47,527,433	17,593,844
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	No	370,000,000	11,744,495	0	0	381,744,495	364,192,834	0	12,739,883	4,811,779
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	No	180,000,000	962,977	0	0	180,962,977	177,589,210	0	1,568,144	1,805,623
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	No	700,000,000	0	0	0	700,000,000	404,875,080	0	1,932,303	14,539,077
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio		157,000,000	0	0	0	157,000,000	125,610,988	0	4,880,133	6,375,099
7.01	Property		1	1700 Schuster Road	Yes
7.02	Property		1	101 Michelin Drive	No
7.03	Property		1	1525 West 2960 South	No
7.04	Property		1	5685 Raiders Road, Building B	No
7.05	Property		1	840 Complex Street Southwest	Yes
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	No	97,500,000	31,613,758	0	15,000,000	144,113,758	0	130,500,000	1,820,491	11,793,267
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	No	29,500,000	0	8,500,000	0	38,000,000	25,026,792	0	3,438,051	6,694,867
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	No	29,000,000	0	0	0	29,000,000	20,207,735	0	239,295	1,880,497
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	Yes	218,000,000	0	0	0	218,000,000	187,609,949	0	1,363,413	9,305,766
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	No	27,472,500	14,676,259	0	0	42,148,759	0	40,700,000	314,594	1,134,165
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	No	24,000,000	125,000	0	0	24,125,000	10,024,098	0	2,039,171	12,061,731
14	Loan	34	1	Hyatt Place Crocker Park	No	16,000,000	3,547,647	0	0	19,547,647	19,057,260	0	404,589	85,798
15	Loan	12, 25, 38	1	1027 Filbert Street	No	15,500,000	115,000	0	2,342,539	17,957,539	15,633,678	0	2,129,982	193,879
16	Loan	10, 19, 37	1	Riverport Tower	No
17	Loan	9, 28, 30, 33	1	The Grove	No
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	No
19	Loan	11, 25, 40	5	CVS 5 Portfolio
19.01	Property		1	CVS Carlsbad	No
19.02	Property		1	CVS Dallas	No
19.03	Property		1	CVS Mobile	No
19.04	Property		1	CVS Charlottesville	No
19.05	Property		1	CVS Clifton	No
20	Loan	10	1	Sentinel Square II	No
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point
21.01	Property		1	Center Point of Hamilton	No
21.02	Property		1	Center Point on Centennial	No
21.03	Property		1	Center Point on Manning	No
21.04	Property		1	Center Point on Russell	No
21.05	Property		1	Center Point on Field House	No
21.06	Property		1	Center Point 212	No
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	No
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	No
22.03	Property		1	Family Dollar - Detroit	No
22.04	Property		1	Family Dollar - Akron	No
22.05	Property		1	Dollar General - Bernice	No
23	Loan	33	1	TownePlace Suites BWI Airport	No
24	Loan		1	68-78 River Road	No
25	Loan	33	1	Sylvan Heights	No

A-1-20

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	84,548,786	0	265,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	0	0	259,973,080	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	0	0	538,997,903	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	0	0	381,744,495	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	0	0	180,962,977	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	278,653,540	0	700,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	20,133,780	0	157,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	1700 Schuster Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	101 Michelin Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	1525 West 2960 South				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	5685 Raiders Road, Building B				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	840 Complex Street Southwest				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	0	0	144,113,758	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	2,840,290	0	38,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	6,672,474	0	29,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	19,720,871	0	218,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	0	0	42,148,759	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	0	0	24,125,000	5/1/2049	179.43	99.99	55.7%	179.43	99.99	55.7%	145.14	67.08
14	Loan	34	1	Hyatt Place Crocker Park	0	0	19,547,647	11/18/2040	172.99	148.23	85.7%	172.99	148.23	85.7%	172.03	146.02
15	Loan	12, 25, 38	1	1027 Filbert Street	0	0	17,957,539	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 19, 37	1	Riverport Tower				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 28, 30, 33	1	The Grove				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	17, 19, 26, 40	1	Chatsworth Retail				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	11, 25, 40	5	CVS 5 Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	CVS Carlsbad				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	CVS Dallas				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.03	Property		1	CVS Mobile				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.04	Property		1	CVS Charlottesville				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.05	Property		1	CVS Clifton				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	10	1	Sentinel Square II				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Center Point of Hamilton				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Center Point on Centennial				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Center Point on Manning				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Center Point on Russell				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Center Point on Field House				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Center Point 212				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	Walgreens and Dollar Tree - Oak Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Family Dollar - Detroit				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Family Dollar - Akron				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Dollar General - Bernice				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	33	1	TownePlace Suites BWI Airport				4/17/2027	111.75	93.06	83.3%	111.75	93.06	83.3%	121.24	92.03
24	Loan		1	68-78 River Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

Benchmark 2023-B38 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	10, 12, 13, 19, 22, 27 28, 29, 30, 31, 36, 37, 41	1	Pacific Design Center	NAP	NAP	NAP	NAP
2	Loan	9, 10, 12, 23, 27, 28, 29, 30, 31, 41	1	1201 Third Avenue	NAP	NAP	NAP	NAP
3	Loan	9, 10, 12, 14, 22, 28, 29, 30, 31, 35	1	CX - 250 Water Street	NAP	NAP	NAP	NAP
4	Loan	9, 10, 13, 17, 20, 21, 22, 24, 25, 27, 29, 31, 35, 37, 41	1	Green Acres	NAP	NAP	NAP	NAP
5	Loan	9, 10, 22, 37, 41	1	Great Lakes Crossing Outlets	NAP	NAP	NAP	NAP
6	Loan	9, 10, 15, 20, 22, 24, 31, 37, 41	1	Scottsdale Fashion Square	NAP	NAP	NAP	NAP
7	Loan	10, 11, 23, 24, 39, 40	5	National Warehouse & Distribution Portfolio	NAP	NAP	NAP	NAP
7.01	Property		1	1700 Schuster Road	NAP	NAP	NAP	NAP
7.02	Property		1	101 Michelin Drive	NAP	NAP	NAP	NAP
7.03	Property		1	1525 West 2960 South	NAP	NAP	NAP	NAP
7.04	Property		1	5685 Raiders Road, Building B	NAP	NAP	NAP	NAP
7.05	Property		1	840 Complex Street Southwest	NAP	NAP	NAP	NAP
8	Loan	9, 10, 12, 17, 19, 23, 31, 39	1	100 Jefferson Road	NAP	NAP	NAP	NAP
9	Loan	19, 21, 27, 29, 31, 33, 38, 40	1	9200 Calumet Industrial	NAP	NAP	NAP	NAP
10	Loan	9, 21, 22, 28, 30, 31, 33, 35, 41	1	Naugatuck Valley Shopping Center	NAP	NAP	NAP	NAP
11	Loan	9, 10, 12, 13, 17, 23, 25, 27, 29, 38, 39	1	One Campus Martius	NAP	NAP	NAP	NAP
12	Loan	19, 28, 30, 31, 32	1	Shoppes at Mid Rivers	NAP	NAP	NAP	NAP
13	Loan	13, 25, 33	1	Crowne Plaza Union Station	46.2%	131.30	28.29	21.5%
14	Loan	34	1	Hyatt Place Crocker Park	84.9%	141.31	107.63	76.2%
15	Loan	12, 25, 38	1	1027 Filbert Street	NAP	NAP	NAP	NAP
16	Loan	10, 19, 37	1	Riverport Tower	NAP	NAP	NAP	NAP
17	Loan	9, 28, 30, 33	1	The Grove	NAP	NAP	NAP	NAP
18	Loan	17, 19, 26, 40	1	Chatsworth Retail	NAP	NAP	NAP	NAP
19	Loan	11, 25, 40	5	CVS 5 Portfolio	NAP	NAP	NAP	NAP
19.01	Property		1	CVS Carlsbad	NAP	NAP	NAP	NAP
19.02	Property		1	CVS Dallas	NAP	NAP	NAP	NAP
19.03	Property		1	CVS Mobile	NAP	NAP	NAP	NAP
19.04	Property		1	CVS Charlottesville	NAP	NAP	NAP	NAP
19.05	Property		1	CVS Clifton	NAP	NAP	NAP	NAP
20	Loan	10	1	Sentinel Square II	NAP	NAP	NAP	NAP
21	Loan	10, 11, 12, 34, 40	6	Centers of High Point	NAP	NAP	NAP	NAP
21.01	Property		1	Center Point of Hamilton	NAP	NAP	NAP	NAP
21.02	Property		1	Center Point on Centennial	NAP	NAP	NAP	NAP
21.03	Property		1	Center Point on Manning	NAP	NAP	NAP	NAP
21.04	Property		1	Center Point on Russell	NAP	NAP	NAP	NAP
21.05	Property		1	Center Point on Field House	NAP	NAP	NAP	NAP
21.06	Property		1	Center Point 212	NAP	NAP	NAP	NAP
22	Loan	11, 28, 30, 33, 40	5	Dollar Walgreens Portfolio	NAP	NAP	NAP	NAP
22.01	Property		1	Walgreens and Dollar Tree - Oak Park	NAP	NAP	NAP	NAP
22.02	Property		1	Family Dollar and Pamela Tubbs - Birmingham	NAP	NAP	NAP	NAP
22.03	Property		1	Family Dollar - Detroit	NAP	NAP	NAP	NAP
22.04	Property		1	Family Dollar - Akron	NAP	NAP	NAP	NAP
22.05	Property		1	Dollar General - Bernice	NAP	NAP	NAP	NAP
23	Loan	33	1	TownePlace Suites BWI Airport	75.9%	94.17	74.09	78.7%
24	Loan		1	68-78 River Road	NAP	NAP	NAP	NAP
25	Loan	33	1	Sylvan Heights	NAP	NAP	NAP	NAP

A-1-22

Footnotes to Annex A-1

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(8)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

A-1-23

Footnotes to Annex A-1

(9)	GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates; GSMC—Goldman Sachs Mortgage Company or one of its affiliates.

With respect to Loan No. 2, 1201 Third Avenue, the Mortgage Loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.

With respect to Loan No. 3, CX - 250 Water Street, the Mortgage Loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A., Wells Fargo Bank, National Association and 3650 Real Estate Investment Trust 2 LLC.

With respect to Loan No. 4, Green Acres, the Mortgage Loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited.

With respect to Loan No. 5, Great Lakes Crossing Outlets, the Mortgage Loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Bank of Montreal and DBR Investments Co. Limited.

With respect to Loan No. 6, Scottsdale Fashion Square, the Mortgage Loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch.

With respect to Loan No. 8, 100 Jefferson Road, the Mortgage Loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Argentic Real Estate Finance 2 LLC.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, for which GACC is the Mortgage Loan Seller,  the Mortgage Loan  was originated by UBS AG, an unaffiliated third-party, and is expected to be purchased by GACC prior to the Closing Date.

With respect to Loan No. 11, One Campus Martius, the Mortgage Loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.

With respect to Loan No. 17, The Grove, for which GACC is the Mortgage Loan Seller, the Mortgage Loan was originated by BSPRT CMBS Finance, LLC, an unaffiliated third-party, and is expected to be purchased by GACC prior to the Closing Date.

A-1-24

Footnotes to Annex A-1

(10)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%), and Loan Per Unit ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude any mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see the table titled “Whole Loan Control Notes and Non–Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in this Preliminary Prospectus.

● Loan No. 1 – Pacific Design Center
● Loan No. 2 – 1201 Third Avenue
● Loan No. 3 – CX – 250 Water Street
● Loan No. 4 – Green Acres
● Loan No. 5 – Great Lakes Crossing Outlets
● Loan No. 6 – Scottsdale Fashion Square
● Loan No. 7  – National Warehouse & Distribution Portfolio
● Loan No. 8 – 100 Jefferson Road
● Loan No. 11 – One Campus Martius
● Loan No. 16– Riverport Tower
● Loan No. 20– Sentinel Square II
● Loan No. 21 – Centers of High Point

(11)	With respect to any Mortgaged Property securing a multi–property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut–off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

● Loan No. 7 – National Warehouse & Distribution Portfolio
● Loan No. 19 – CVS 5 Portfolio
● Loan No. 21 – Centers of High Point
● Loan No. 22 – Dollar Walgreens Portfolio

A-1-25

Footnotes to Annex A-1

(12)	With respect to Loan No. 1, Pacific Design Center, the Mortgaged Property is comprised of 467,582 sq. ft. of design showroom space, 321,786 sq. ft. of office space, 213,502 sq. ft. of lab space, and 50,347 sq. ft. of other space (other space includes non-revenue space, telecommunications, parking, storage, and display).

With respect to Loan No. 2, 1201 Third Avenue, the Mortgaged Property is a 1,129,710 square-foot office building which includes 58,112 square feet of retail tenant space representing approximately 5.1% of net rentable area at the Mortgaged Property.

With respect to Loan No. 3, CX – 250 Water Street, the Mortgaged Property is comprised of 472,580 sq. ft. of office/lab space and 6,424 sq. ft. of retail space.

With respect to Loan No. 8, 100 Jefferson Road, the Mortgaged Property is a 558,930 square-foot industrial building which includes 157,547 square feet of cold storage tenant space representing approximately 28.2% of net rentable area at the Mortgaged Property.

With respect to Loan No. 11, One Campus Martius, the Mortgaged Property is a 1,356,325 square-foot office building which includes retail tenant leases representing approximately 3.0% of net rentable area at the Mortgaged Property.

With respect to Loan No. 15, 1027 Filbert Street, there is 12,569 sq. ft. of retail space and 750 parking stalls that together account for the 287,000 sq. ft. of space. The retail component is currently 100% occupied by eight tenants.

With respect to Loan No. 21, Centers of High Point, the portfolio is comprised of six furniture showroom spaces, totaling 482,216 sq. ft. The collateral is made up of 85 total units sitting on approximately 19.6 acres.

A-1-26

Footnotes to Annex A-1

(13)	With respect to Loan No. 1, Pacific Design Center, as a condition to the conversion and use of certain former design showroom space as laboratory space by Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, the City of West Hollywood requires the borrower to maintain at least 155,772 square feet of vacant design showroom space at the Mortgaged Property (the “Design Showroom Space Restriction”) to assure conformity to the site plan governing the Mortgaged Property. The Mortgage Loan documents require the borrower to cause the Mortgaged Property to comply with the Design Showroom Space Restriction.

With respect to Loan No. 4, Green Acres, both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one, five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In connection with the PILOT Agreements, the borrowers lease the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.
With respect to Loan No. 11, One Campus Martius, in connection with the creation by the State of Michigan of a plan to enable the revitalization of certain brownfield properties, and the related developments of four projects located in the City of Detroit (the “Transformational Project Sites”), including the expansion of the Mortgaged Property which was completed in 2020, Bedrock Management Services, LLC, a borrower sponsor affiliate, as the developer (the “Developer”), entered into a reimbursement agreement (the “Reimbursement Agreement”) with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The lender did not underwrite any of the benefits afforded to the borrower sponsor affiliate pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus for additional information.

With respect to Loan No 13, Crowne Plaza Union Station, the Mortgaged Property is located in an area designated as the Indianapolis Union Railway Station Historic Area. The area is subject to design restrictions, requirements and approval from the Indianapolis Historic Preservation Commission, which requires additional approvals in advance for any alteration, reconstruction or demolition of the Mortgaged Property

A-1-27

Footnotes to Annex A-1

(14)	With respect to Loan No. 3, CX - 250 Water Street, the Whole Loan is structured with an Anticipated Repayment Date of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%; however, interest accrued at the excess of the increased rate over the initial rate will be deferred and will not be payable until the principal balance of the CX - 250 Water Street Whole Loan is repaid in full. The metrics presented above are calculated based on the ARD.

(15)	The Administrative Fee Rate (%) includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

With respect to Loan No. 6, Scottsdale Fashion Square, for purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Scottsdale Fashion Square Mortgage Loan represents the weighted average interest rate of three components. Prepayments of the Scottsdale Fashion Square Mortgage Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square Mortgage Loan) may increase over time

(16)	Annual Debt Service (IO) ($), Annual Debt Service (P&I) ($), Monthly Debt Service (IO) ($), Monthly Debt Service (P&I) ($), Underwritten NOI DSCR (x) and Underwritten NCF DSCR (x) for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service (IO) ($), the average of such interest only payments) without regard to leap year adjustments.

A-1-28

Footnotes to Annex A-1

(17)	“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.
“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

With respect to Loan No. 4, Green Acres, the borrowers are required to cause rents to be deposited by the tenants into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period, as defined in the Green Acres Whole Loan documents, continues.  During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.

With respect to Loan No. 8, 100 Jefferson Road, the lockbox account for the related Whole Loan was held at Signature Bank at loan origination. Subsequently, the lenders instructed the borrower not to deliver the letters to tenants directing the tenants to remit rents into the lockbox account. The borrower and the lenders executed an amendment to the 100 Jefferson Road Whole Loan documents on March 24, 2023, requiring the borrower to establish a lockbox with another institution meeting the financial and ratings requirements within 60 days following such amendment and, commencing within five business days subsequent thereto, to cause all rents to be transmitted directly by tenants at the related Mortgaged Property into a lender-controlled lockbox account. Please see “Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates” in the Preliminary Prospectus for additional information.

With respect to Loan No. 11, One Campus Martius, the Whole Loan is structured with a hard lockbox for the related Mortgaged Property other than with respect to the parking garage portion of the Mortgaged Property, the income from which is not required to be deposited into the lockbox account until the occurrence of a Cash Sweep Event, as defined in the related loan documents.

With respect to Loan No. 18, Chatsworth Retail, the borrower is required to send to all tenants occupying space at the Mortgaged Property directing them to pay all rent and other sums due under the lease to which they are a party into either the Restricted Account if such payment is being made electronically or to manager if such payment is being delivered by mail in the form of check, money order or equivalent.

A-1-29

Footnotes to Annex A-1

(18)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(19)	With respect to Loan No. 1, Pacific Design Center, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the September T-12 period as well as the associated credit tenant rent steps.

With respect to Loan No. 8, 100 Jefferson Road, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is primarily driven by the recent lease execution by the Largest Tenant, J&J Farms Creamery, an affiliate of the borrower sponsor.

With respect to Loan No. 9, 9200 Calumet Industrial, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is primarily attributable to the newly executed Pepsi expansion lease that runs until May 2033 and reimbursements.

With respect to Loan No. 12, Shoppes at Mid Rivers, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is primarily driven by contractual base rent increases and recent leasing activity

With respect to Loan No. 16, Riverport Tower, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the Largest Tenant's, Charter Communications, expansion into suites, which were underwritten as in place beginning September 2022.

With respect to Loan No. 18, Chatsworth Retail, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is primarily attributable to reimbursements from tenants along with other income comprised of Tesla charging station rent and reimbursements.

(20)	The grace periods noted under “Grace Period – Late Fee (Days)” and Grace Period – Default (Days) reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this Preliminary Prospectus.

With respect to Loan No. 4, Green Acres, a Grace Period (Late Payment) of five days is allowed.

With respect to Loan No. 6, Scottsdale Fashion Square, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of interest and any other principal, interest or other sum due. No grace period is permitted for repayment of principal on the maturity date.

(21)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value ($) set forth on Annex A–1 is the “as–is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) were calculated

A-1-30

Footnotes to Annex A-1

using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:
With respect to Loan No. 4, Green Acres, the as-is appraised value is based on an extraordinary assumption made by the appraiser that the PILOT documents will be extended an additional 5-years to 2031. In the absence of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would otherwise be reduced by approximately $58.0 million resulting in an estimated appraised value of $621.0 million resulting in a Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”) and Mortgage Loan LTV Ratio at Maturity Date (Other Than “As-Is”) of 59.6%.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the appraisal determined a “Hypothetical Value” of $43,100,000 as of January 6, 2020, which assumes a successful real estate tax appeal. The borrower has since been successful in its real estate tax appeal via a court stipulation dated April 23, 2021 that is retroactive to 2017. The Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) based on the “Hypothetical Value” of $43,100,000 are 64.4% and 55.6%, respectively.

(22)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock–out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.
 “DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger.

A-1-31

Footnotes to Annex A-1

With respect to Loan No. 1, Pacific Design Center, the lockout period will be at least 26 payment dates beginning with and including the first payment date in March 2023. Defeasance of the Pacific Design Center Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized or (ii) January 11, 2026. The assumed lockout period of 26 payments is based on the expected Benchmark 2023-B38 closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 3, CX – 250 Water Street, the lockout period will be at least 24 payment dates beginning with and including the first payment date in March 2023. The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium or 1% of the principal balance if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 26 payments is based on the expected Benchmark 2023-B38 closing date in April 2023. The actual defeasance lockout period may be longer.

With respect to Loan No. 4, Green Acres, the lockout period will be at least 27 payment dates beginning with and including the first payment date in February 2023.  Prepayment of the Green Acres Whole Loan in full is permitted at any time on or after the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected Benchmark 2023-B38 closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 5, Great Lakes Crossing Outlets, the lockout period will be at least 26 payment dates beginning with and including the first payment date in March 2023. Defeasance of the Great Lakes Crossing Outlets Whole Loan in full is permitted at any time after the earlier to occur of (i) March 1, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2023-B38 closing date in April 2023. The actual lockout period may be longer.
With respect to Loan No. 6, Scottsdale Fashion Square, the lockout period will be at least 25 months beginning with and including the first payment date on April 6, 2023. Defeasance of the Scottsdale Fashion Square Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2026 (the “Scottsdale Fashion Square Lockout Release Date”).  In addition, voluntary prepayment of the Scottsdale Fashion Square Whole Loan in full, but not in part, is permitted from and after the Scottsdale Fashion Square Lockout Release Date with (prior to the open prepayment date on September 6, 2027) the payment of a yield maintenance premium. The assumed lockout period of 25 months is based on the expected Benchmark 2023-B38 securitization closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the lockout period will be at least 36 payment dates beginning with and including the first payment date in May 2020. Voluntary prepayment of the Naugatuck Valley Shopping Center Loan in full, but not in part, is permitted from May 6, 2023 to April 21, 2025 with the payment of a yield maintenance premium. Defeasance of the Naugatuck Valley Shopping Center Loan in full is permitted at any time after April 21, 2025.

A-1-32

Footnotes to Annex A-1

(23)	With respect to Loan No. 2, 1201 Third Avenue, the borrower has the option to (a) prepay the Whole Loan on or after April 9, 2025, with the payment of the greater of (i) yield maintenance premium or (ii) 1% of the principal balance of the Whole Loan or (b) defease the Whole Loan upon the earlier to occur of (i) February 10, 2026, or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2023-B38 securitization in April 2023. The actual lockout period may be longer.

With respect to Loan No. 7, National Warehouse & Distribution Portfolio, the lockout period will be at least 24 payment dates beginning with and including the first payment date in May 2023. Defeasance of the National Warehouse & Distribution Portfolio Whole Loan in full is permitted at any time after the first payment date following the earlier to occur of (i) March 10, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2023-B38 securitization closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 8, 100 Jefferson Road, the lockout period will be at least 24 months beginning with and including the first payment date on May 6, 2023. Defeasance of the 100 Jefferson Road Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 10, 2026. The assumed lockout period of 24 payments is based on the anticipated closing date of Benchmark 2023-B38 securitization trust in April 2023. The actual lockout period may be longer.

With respect to Loan No. 11, One Campus Martius, the lockout period for the related Whole Loan will be at least 33 payment dates beginning with and including the first payment date on August 1, 2022. The Whole Loan may be (a) defeased in whole after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Permitted Defeasance Date”) or (b) if the Permitted Defeasance Date has not occurred by August 1, 2025, prepaid in whole with the payment of a yield maintenance premium. The assumed lockout period of 33 months is based on the expected closing date of the Benchmark 2023-B38 securitization in April 2023. The actual lockout period may be longer.

A-1-33

Footnotes to Annex A-1

(24)	With respect to Loan No. 4, Green Acres, the borrowers may obtain a release of one or more Release Parcels. A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease, the PILOT Lease or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

With respect to Loan No. 6, Scottsdale Fashion Square, the borrower may transfer and obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000, reimburses lender for reasonable costs and expenses, and pays all title insurance and survey costs, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Mortgaged Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), and the borrower certifies to the lender that after giving effect to such transfer, each of the Release Parcel and the remaining portion of the Mortgaged Property conforms to and is in compliance in all material respects with applicable law, (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC- related release conditions.

A ”Release Parcel” is (x) a parcel on the Mortgaged Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Mortgaged Property or the use or operation of the Mortgaged Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or financial condition of the borrower, (iii) the ability of the borrower to perform its material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Mortgaged Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release. Improvements that are not material to the use and operation of the Mortgaged Property as a retail shopping center or which may be relocated without material and permanent adverse effects on the operation of the Scottsdale Fashion Square Property (as evidenced by a certification from the borrower) do not render the subject property “improved”.

A-1-34

Footnotes to Annex A-1

With respect to Loan No. 7 - National Warehouse & Distribution Portfolio provided no event of default, Borrower shall have the right at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, to either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the Release Price (as defined below) (and in the case of a partial prepayment prior to October 6, 2027, payment of the yield maintenance premium), (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.54x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 56.7% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 12.08%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) the 1525 West 2960 South Mortgaged Property is required to be the first or second individual property released.

“Release Price” means, as applicable, (i) with respect to any individual National Warehouse & Distribution Portfolio Mortgaged Property (other than the 1525 West 2960 South Mortgaged Property and the 1700 Schuster Road Mortgaged Property), an amount equal to the greater of (a) 130% of the allocated loan amount with respect to such individual National Warehouse & Distribution Portfolio Mortgaged Property and (b) 95% of the net sales proceeds applicable to such individual National Warehouse & Distribution Portfolio Mortgaged Property, (ii) with respect to the 1525 West 2960 South Mortgaged Property, an amount equal to the greater of (a) 125% of the allocated loan amount with respect to the 1525 West 2960 South Mortgaged Property and (b) 95% of the net sales proceeds applicable to the 1525 West 2960 South Mortgaged Property, and (iii) with respect to the 1700 Schuster Road property, an amount equal to the greater of (a) $100,000,000 and (b) 95% of the net sales proceeds applicable to the 1700 Schuster Road property.

A-1-35

Footnotes to Annex A-1

(25)	The following Mortgaged Properties consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

With respect to Loan No. 4, Green Acres, the fee interest in a portion of the Mortgaged Property is owned by Walmart, an anchor tenant at the Walmart Property, and Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Property pursuant to a 36-year ground lease, dated as of February 22, 1989, between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Property back to Walmart under two separate leases.  According to the estoppel delivered by Walmart, the term of the ground lease commenced on August 13, 1990 and expires on August 12, 2026, with two additional six-year extension options. The base rent under the ground lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms.

With respect to Loan No. 11, One Campus Martius, the Mortgaged Property consists of two units in a condominium with a total of two units. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” for additional information.

With respect to Loan No. 13, Crowne Plaza Union Station, the Mortgaged Property consists of (i) a leasehold interest under a ground lease with the City of Indianapolis Department of Metropolitan Development (the “Indianapolis DMD”) that is in place through December 2046 relating to a 273 room Crowne Plaza hotel and the related land (the “Hotel Ground Lease”), (ii) a leasehold interest under a lease with the Indianapolis DMD that is in place through September 2026 relating to approximately 42,256 square feet of banquet and meeting room space within a building known as the Union Station Building (the “Grand Hall Lease”), and (iii) a leasehold interest under a lease with the Indiana Stadium and Convention Center that is in place through December 2046 relating to a 120 space parking lot (the “Parking Lease”). The Hotel Ground Lease can be renewed at the borrower’s option for up to 99 years to 2145 with 180 days’ notice. There are also no costs associated with the Hotel Ground Lease, excluding taxes and insurance, provided that the borrower is operating a hotel on the site. The Grand Hall Lease can be renewed at the borrower’s option for three additional periods of five years each, extending to September 2041 if fully extended. The Parking Lease can be renewed at the borrower’s option for 99 years to 2145.

A-1-36

Footnotes to Annex A-1

With respect to Loan No. 13, Crowne Plaza Union Station, the landlord has the right to terminate, with 180 days written notice, the Grand Hall Lease if the landlord has secured a use for all or any portion of the leased premises that landlord reasonably determine is a "higher and better use." "Higher and better use” means any use of all or a portion of the leased premises that is reasonably projected to produce for any tenant or subtenant either (i) gross revenues of at least $50,000,000 in any single year, or (ii) gross revenues of at least $10,000,000 per year over a 10-year period. Pursuant to an estoppel from the landlord, the landlord agreed that the lease may not be terminated in any manner or respect without the prior written consent of the lender and any purported amendment, modification, cancellation or termination made without such consent will be ineffective and void as to the lender and its successors and assigns.

With respect to Loan No. 15 1027 Filbert Street, the Mortgaged Property consists of a leasehold interest under a ground lease that is in place through December 31, 2062 with no fair market value resets. The Philadelphia Redevelopment Authority is the ground lessor and the current annual ground rent is equal to $300,000.

With respect to Loan No. 19, CVS 5 Portfolio, the CVS Carlsbad Mortgaged Property consists of a leasehold interest under a ground lease that is in place through January 2044 with six, five-year extension options resulting in a fully extended maturity date of January 2074.  Bressi Retail, LLC is the ground lessor. The current annual ground rent is equal to $375,000.

With respect to Loan No. 19, CVS 5 Portfolio, the CVS Dallas Mortgaged Property consists of a leasehold interest under a ground lease that is in place through January 2040 with six, five-year extension options resulting in a fully extended maturity date of January 2070.  JAHCO Spring Creek, LLC. is the ground lessor. The current annual ground rent is equal to $250,000.

With respect to Loan No. 19, CVS 5 Portfolio, the CVS Mobile Mortgaged Property consists of a leasehold interest under a ground lease that is in place through January 2044 with five, five-year extension options resulting in a fully extended maturity date of January 2069.  LV5K, LLC is the ground lessor. The current annual ground rent is equal to $200,000.

With respect to Loan No. 19, CVS 5 Portfolio, the CVS Charlottesville Mortgaged Property consists of a leasehold interest under a ground lease that is in place through January 2041 with five, five-year extension options resulting in a fully extended maturity date of January 2066. Meadowbrook Corner, LLC is the ground lessor. The current annual ground rent is equal to $525,000.
With respect to Loan No. 19, CVS 5 Portfolio, the CVS Clifton Mortgaged Property consists of a leasehold interest under a ground lease that is in place through January 2045 with six five-year extension options resulting in a fully extended maturity date of January 2075. Turabdin Realty LLC is the ground lessor. The current annual ground rent is equal to $350,000.

(26)	With respect to Loan No. 18, Chatsworth Retail, the borrower Netvested Capital DST I, master leases the entire Chatsworth Retail Portfolio to an affiliate, Netvested Capital MT I, LLC. The master lease is fully subordinate to the mortgage loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Chatsworth Retail Portfolio Properties.

A-1-37

Footnotes to Annex A-1

(27)	With respect to Loan No. 1, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, has 46,151 sq. ft. expiring on May 31, 2030, 9,000 sq. ft. expiring on August 31, 2032, 97,053 sq. ft. expiring on June 30, 2033, 107,449 sq. ft. expiring on June 30, 2038 and 19,696 sq. ft. of which a non-binding letter of intent has been signed and the terms of the lease have not yet been determined. The Third Largest Tenant, Pluto, Inc., leases 350 sq. ft. on a month-to-month basis and has 35,500 sq. ft. expiring on November 30, 2028. The Fifth Largest Tenant, Kneedler Fauchere, leases display space (one square foot) on a month-to-month basis and has 17,761 sq. ft. expiring on January 31, 2028.

With respect to Loan No. 2, 1201 Third Avenue, the Largest Tenant, Perkins Coie, subleases 2,584 square feet (representing 0.9%) of its space to Perkins Coie Trust Company pursuant to a sublease which expires on December 31, 2026.

With respect to Loan No. 4, Green Acres, the Largest Tenant, Macy’s, leases 266,676 sq. ft. expiring on August 18, 2026 and 123,827 sq. ft. expiring on July 31, 2034.

With respect to Loan No. 9, 9200 Calumet Industrial, the Largest Tenant, Pepsi (44.0% of NRA), leases 252,000 sq. ft. expiring October 31, 2031 and 147,588 sq. ft. expiring May 31, 2033.

With respect to Loan No. 11, One Campus Martius, the Second Largest Tenant, Centene Management, is a successor-in-interest to Meridian Health, which had been at the Mortgaged Property since December 2014 and assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination. According to the borrower sponsor, Centene Management, whose current lease term expires in December 2024, has listed its entire leased space at the Mortgaged Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent.

A-1-38

Footnotes to Annex A-1

(28)	With respect to Loan No. 1, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, has the right to terminate the lease with respect to approximately 138,548 square feet of expansion space (the “Fifth Amendment Space”) leased pursuant to the fifth amendment of lease to the building known as the “blue building”, dated as of June 10, 2022, between the borrower and Cedars Sinai Medical Center (the “Fifth Amendment”) based on the following circumstances. Subject to the tenant fulfilling certain obligations, the borrower is required to use best efforts to cause the City of West Hollywood (the “City”) to confirm in writing, among other things, the tenant’s lawful ability to use the entirety of the Fifth Amendment Space for the permitted use set forth in the lease and that the Design Showroom Space Restriction is satisfied (the “City Confirmation”). Should an acceptable City Confirmation not be issued (other than as arising or related to the tenant’s plans), the tenant will be entitled to terminate the Fifth Amendment by (i) providing a 60-day written notice to the borrower and (ii) if no City Confirmation is issued within 60 days after the first notice, providing 10-days written notice. In addition, the borrower is seeking to permanently amend the development plan governing the Pacific Design Center Mortgaged Property to remove certain requirements. Should the borrower’s pursuit of the development plan amendment negatively impact the tenant’s rights under its various leases, including its permitted use, the allocated parking or increase in the tenant’s operating expenses, the tenant will have the right of termination as to space leased under the Fifth Amendment. In the case of any termination described in this paragraph, the borrower will be liable for all of the tenant’s reasonable actual out of pocket costs and expenses incurred in connection with the Fifth Amendment (including rent paid thereunder prior to the date of tenant’s termination), certain project conformity approval from the City and design, planning and engineering efforts associated with the Fifth Amendment space. In the event the borrower fails to reimburse tenant for such costs within ten business days of demand, the tenant is entitled to offset the same against rents coming due under the other leases that tenant has at the Mortgaged Property.

With respect to Loan No. 1, Pacific Design Center, the Third Largest Tenant, Pluto, Inc., has the ongoing right to terminate the lease for its entire space, the G900 suite (35,500 sq. ft. office space), upon providing the landlord written notice (the “Early Termination Notice”), effective on or after any date (the “Early Termination Date”) after August 31, 2026 subject to, among other conditions, (ii) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying to the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation

A-1-39

Footnotes to Annex A-1

With respect to Loan No. 2, 1201 Third Avenue, the Largest Tenant, Perkins Coie, has the right to terminate its lease as of the end of any month occurring during the last two years of its term (which expires on December 31, 2026) with 15 months’ prior written notice and the payment of a termination fee equal to the number of square feet of the net rentable area of the premises immediately prior to the termination date multiplied by a certain early termination payment per rentable square foot corresponding to a termination effective January 1, 2025, set forth in the lease. In the event Perkins Coie exercises its termination option, a cash management sweep period may be triggered pursuant to the 1201 Third Avenue Whole Loan documents, subject to a cap of $90 per square foot.

With respect to Loan No. 2, 1201 Third Avenue, the Third Largest Tenant, Kimley-Horn, has the right to terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee equal to (a) the sum of one month of monthly base rent and certain rent adjustment deposits at the rate that would have been applicable during the last 12 months of the lease term, plus (b) the unamortized portion as of the early termination date of the transactional costs equal to all costs paid or incurred by the landlord with respect to the premises, including, without limitation, leasing commissions, any construction costs for improvements or alterations, abatements and any other concessions amortized on a straight line basis.

With respect to Loan No. 2, 1201 Third Avenue, the Fourth Largest Tenant, Accolade, Inc., which leases approximately 4.0% of the net rentable area at such Mortgaged Property, has the right to terminate its lease as of October 31, 2027 with a written notice given by July 31, 2026 and the payment of the termination fee of $2,254,401.01.

With respect to Loan No. 3, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, has an option to terminate its 9th floor lease on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a termination fee equal to an estimated $8.3 million.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the related borrower and the Fifth Largest Tenant, Staples, each have the right to terminate the Staples lease with 180 days notice.

With respect to Loan No. 12, Shoppes at Mid Rivers, the Fifth Largest Tenant, Old Navy, has the right to unilaterally terminate its lease with 30 days written notice if Old Navy’s gross sales between the 72nd full calendar month and the 84th full calendar month of its lease term (the “Termination Measuring Period”) do not equal or exceed $3,500,000 and such required notice is provided at any time during the first 3 full calendar months after the Termination Measuring Period. If Old Navy terminates its lease pursuant to the terms of the lease, Old Navy will be required to pay to landlord upon the effective date of the termination an amount equal to, as of the date of termination, the remaining unamortized (i.e., amortized over a straight-line basis over the original term of Old Navy’s lease) construction allowance (initially, $334,425), calculated at the rate of $25.00 per square foot of the gross leasable area of the Old Navy’s leased space, plus taxes, if applicable) and the remaining unamortized fee paid to broker pursuant to the terms of the lease.

With respect to Loan No. 17, The Grove, the Fourth Largest Tenant, Popshelf  has a one-time right to terminate its lease within the first six months of the sixth lease year in the event that its gross sales do not exceed $1,700,000 in the fifth lease year.

With respect to Loan No. 22, Dollar Walgreens Portfolio, the Second Largest Tenant Walgreens, at the Walgreens and Dollar Tree – Oak Park Mortgaged Property, has the right to terminate its lease effective on October 31, 2027 upon at least six months’ prior notice.

A-1-40

Footnotes to Annex A-1

(29)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A–1 have signed leases but may or may not be open for business as of the Cut–off Date.

With respect to Loan No. 1, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, currently occupies 259,653 sq. ft. of space at the Pacific Design Center Property, with 46,151 sq. ft. of office space and 213,502 sq. ft. of lab space (inclusive of the 138,548 of Design SR sq. ft. that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all.). The tenant signed a non-binding letter of intent for an additional 19,696 sq. ft. of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.

With respect to Loan No. 2, 1201 Third Avenue, the Third Largest Tenant, Kimley-Horn, which leases 4.1% of the net rentable area at such Mortgaged Property, has executed its lease but has not yet taken occupancy.  The Kimley-Horn lease is expected to commence on January 1, 2024. At loan origination, $3,755,350 was reserved for free or gap rent for various tenants, including approximately $1,396,142 allocable to Kimley-Horn.

With respect to Loan No. 3, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, representing approximately 98.7% of the net rentable area at the Mortgaged Property, is currently building out its space and is expected to take occupancy in the third quarter 2023. E.R. Squibb & Sons LLC has commenced making rental payments. Underwritten rent for E.R. Squibb & Sons LLC, whose parent company and lease guarantor is investment grade rated Bristol-Myers Squibb Company, includes $5,689,409 of straight-line average rent credit through the loan term.

With respect to Loan No. 4, Green Acres, the Largest Tenant, Macy’s, leases 266,676 sq. ft. expiring on August 18, 2026 and 123,827 sq. ft. expiring on July 31, 2034.

With respect to Loan No. 9, 9200 Calumet Industrial, the Largest Tenant, Pepsi (44.0% of NRA), leases 252,000 sq. ft. expiring October 31, 2031 and 147,588 sq. ft. expiring May 31, 2033.

With respect to Loan No. 11, One Campus Martius, the Second Largest Tenant, Centene Management, is a successor-in-interest to Meridian Health, which had been at the Mortgaged Property since December 2014 and assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination. According to the borrower sponsor, Centene Management, whose current lease term expires in December 2024, has listed its entire leased space at the Mortgaged Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent.

A-1-41

Footnotes to Annex A-1

(30)	With respect to Loan No. 1, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, has the right to terminate the lease with respect to approximately 138,548 square feet of expansion space (the “Fifth Amendment Space”) leased pursuant to the fifth amendment of lease to the building known as the “blue building”, dated as of June 10, 2022, between the borrower and Cedars Sinai Medical Center (the “Fifth Amendment”) based on the following circumstances. Subject to the tenant fulfilling certain obligations, the borrower is required to use best efforts to cause the City of West Hollywood (the “City”) to confirm in writing, among other things, the tenant’s lawful ability to use the entirety of the Fifth Amendment Space for the permitted use set forth in the lease and that the Design Showroom Space Restriction is satisfied (the “City Confirmation”). Should an acceptable City Confirmation not be issued (other than as arising or related to the tenant’s plans), the tenant will be entitled to terminate the Fifth Amendment by (i) providing a 60-day written notice to the borrower and (ii) if no City Confirmation is issued within 60 days after the first notice, providing 10-days written notice. In addition, the borrower is seeking to permanently amend the development plan governing the Pacific Design Center Mortgaged Property to remove certain requirements. Should the borrower’s pursuit of the development plan amendment negatively impact the tenant’s rights under its various leases, including its permitted use, the allocated parking or increase in the tenant’s operating expenses, the tenant will have the right of termination as to space leased under the Fifth Amendment. In the case of any termination described in this paragraph, the borrower will be liable for all of the tenant’s reasonable actual out of pocket costs and expenses incurred in connection with the Fifth Amendment (including rent paid thereunder prior to the date of tenant’s termination), certain project conformity approval from the City and design, planning and engineering efforts associated with the Fifth Amendment space. In the event the borrower fails to reimburse tenant for such costs within ten business days of demand, the tenant is entitled to offset the same against rents coming due under the other leases that tenant has at the Mortgaged Property.

With respect to Loan No. 1, Pacific Design Center, the Third Largest Tenant, Pluto, Inc., has the ongoing right to terminate the lease for its entire space, the G900 suite (35,500 sq. ft. office space), upon providing the landlord written notice (the “Early Termination Notice”), effective on or after any date (the “Early Termination Date”) after August 31, 2026 subject to, among other conditions, (ii) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying to the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.
With respect to Loan No. 2, 1201 Third Avenue, the Largest Tenant, Perkins Coie, has the right to terminate its lease as of the end of any month occurring during the last two years of its term (which expires on December 31, 2026) with 15 months’ prior written notice and the payment of a termination fee equal to the number of square feet of the net rentable area of the premises immediately prior to the termination date multiplied by a certain early termination payment per rentable square foot corresponding to a termination effective January 1, 2025, set forth in the lease. In the event Perkins Coie exercises its termination option, a cash management sweep period may be triggered pursuant to the 1201 Third Avenue Whole Loan documents, subject to a cap of $90 per square foot.

With respect to Loan No. 2, 1201 Third Avenue, the Third Largest Tenant, Kimley-Horn, has the right to terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee equal to (a) the sum of one month of monthly base rent and certain rent adjustment deposits at the rate that would have been applicable during the last 12 months of the lease term, plus (b) the unamortized portion as of the early termination date of the transactional costs equal to all costs paid or incurred by the landlord with respect to the premises, including, without limitation, leasing commissions, any construction costs for improvements or alterations, abatements and any other

A-1-42

Footnotes to Annex A-1

concessions amortized on a straight line basis.

With respect to Loan No. 2, 1201 Third Avenue, the Fourth Largest Tenant, Accolade, Inc., which leases approximately 4.0% of the net rentable area at such Mortgaged Property, has the right to terminate its lease as of October 31, 2027 with a written notice given by July 31, 2026 and the payment of the termination fee of $2,254,401.01.

With respect to Loan No. 3, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, has an option to terminate its 9th floor lease on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a termination fee equal to an estimated $8.3 million.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the related borrower and the Fifth Largest Tenant, Staples, each have the right to terminate the Staples lease with 180 days notice.

With respect to Loan No. 12, Shoppes at Mid Rivers, the Fifth Largest Tenant, Old Navy, has the right to unilaterally terminate its lease with 30 days written notice if Old Navy’s gross sales between the 72nd full calendar month and the 84th full calendar month of its lease term (the “Termination Measuring Period”) do not equal or exceed $3,500,000 and such required notice is provided at any time during the first 3 full calendar months after the Termination Measuring Period. If Old Navy terminates its lease pursuant to the terms of the lease, Old Navy will be required to pay to landlord upon the effective date of the termination an amount equal to, as of the date of termination, the remaining unamortized (i.e., amortized over a straight-line basis over the original term of Old Navy’s lease) construction allowance (initially, $334,425), calculated at the rate of $25.00 per square foot of the gross leasable area of the Old Navy’s leased space, plus taxes, if applicable) and the remaining unamortized fee paid to broker pursuant to the terms of the lease.

With respect to Loan No. 17, The Grove, the Fourth Largest Tenant, Popshelf  has a one-time right to terminate its lease within the first six months of the sixth lease year in the event that its gross sales do not exceed $1,700,000 in the fifth lease year.

With respect to Loan No. 22, Dollar Walgreens Portfolio, the Second Largest Tenant Walgreens, at the Walgreens and Dollar Tree – Oak Park Mortgaged Property, has the right to terminate its lease effective on October 31, 2027 upon at least six months’ prior notice.

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Footnotes to Annex A-1

(31)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A–1 have signed leases but may or may not be open for business as of the Cut–off Date.

With respect to Loan No. 1, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, currently occupies 259,653 sq. ft. of space at the Pacific Design Center Property, with 46,151 sq. ft. of office space and 213,502 sq. ft. of lab space (inclusive of the 138,548 of Design SR sq. ft. that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all.). The tenant signed a non-binding letter of intent for an additional 19,696 sq. ft. of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.

With respect to Loan No. 2, 1201 Third Avenue, the Third Largest Tenant, Kimley-Horn, which leases 4.1% of the net rentable area at such Mortgaged Property, has executed its lease but has not yet taken occupancy. The Kimley-Horn lease is expected to commence on January 1, 2024. At loan origination, $3,755,350 was reserved for free or gap rent for various tenants, including approximately $1,396,142 allocable to Kimley-Horn.

With respect to Loan No. 3, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, representing approximately 98.7% of the net rentable area at the Mortgaged Property, is currently building out its space and is expected to take occupancy in the third quarter 2023. E.R. Squibb & Sons LLC has commenced making rental payments.  Underwritten rent for E.R. Squibb & Sons LLC, whose parent company and lease guarantor is investment grade rated Bristol-Myers Squibb Company, includes $5,689,409 of straight-line average rent credit through the loan term.

With respect to Loan No. 4, Green Acres, the Fourth Largest Tenant, BJ’s Wholesale Club, leases 127,750 sq. ft. and includes a recently executed lease for a 5,000 sq. ft. fueling station that has an expected rent commencement date of September 1, 2023.

With respect to Loan No. 4, Green Acres, the Ninth Largest Tenant, Primark, leases 49,069 sq. ft. and is expected to take occupancy in May 2023.

With respect to Loan No. 6, Scottsdale Fashion Square, the Sixth Largest Tenant, Life Time Fitness, leases 37,000 sq. ft. and opened in March 2023.

With respect to Loan No. 8, 100 Jefferson Road, the Largest Tenant, J&J Farms Creamery, which leases 36.5% of the net rentable area at such Mortgaged Property, has executed its lease but has not yet taken occupancy. The J&J Farms Creamery lease is expected to commence in March of 2023.
With respect to Loan No. 9, 9200 Calumet Industrial, the largest tenant, Pepsi, representing approximately 44.0% of the net rentable area, leases its premises subject to two separate leases. The first lease, representing approximately 27.8% of the net rentable area at the Mortgaged Property, commenced May 1, 2003 and expires October 31, 2031. The second lease, representing approximately 16.3% of the net

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Footnotes to Annex A-1

rentable area at the Mortgaged Property, will commence following completion of certain tenant improvements required by such tenant’s lease, and will expire 124 months after the commencement date. Pepsi is currently not in occupancy of the premises demised pursuant to the second lease. Following commencement of the second Pepsi lease, Pepsi will be in a rent abatement period and is not required to begin paying rent until the sixth calendar month of the lease term. The borrower was required under such tenant’s lease to utilize commercially reasonable efforts to substantially complete all of the tenant improvements on or before January 3, 2023. As of the origination date of the 9200 Calumet Industrial Mortgage Loan, such tenant improvements had not been completed. Pepsi is entitled to one day of abated base rent for each day between January 3, 2023 and the day substantial completion of the tenant improvements has occurred, other than delays due to force majeure event or any delay caused by Pepsi, its agents, contractors or employees. After Pepsi has accrued thirty days of abated base rent by reason of a delay of thirty days, Pepsi is entitled to two day of abated base rent for each day of delay thereafter, through the day substantial completion of the tenant improvements has occurred. At origination of the Mortgage Loan, the borrower was required to reserve an amount equal to approximately $605,111 into a reserve account representing free rent and gap rent related to the second Pepsi lease. Until the lender has received acceptable evidence that such second Pepsi lease has commenced, the Mortgage Loan documents require that the borrower deposit a true up payment equal to approximately $453,833 on (i) March 1, 2023 and (ii) every third month thereafter. There can be no assurance that the expected improvements will be completed or that the second lease will commence as expected or at all.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the third largest tenant, Bob’s Store posted “store closing” and “moving” signs at the end of 2022. However, Bob’s Store is current on rent, has not provided any notice to vacate and recently advised the borrower that it intended to convert to an outlet store format, rather than close.  However, there is no assurance that Bob’s Store will not close. Additionally, Red Crab Juicy Seafood is currently paying only partial rent payments and is in default. Excluding rental income from Bob’s Store and Red Crab Juicy Seafood, Underwritten NOI and Underwritten NCF are $2,776,308 and $2,552,763, respectively; U/W DSCR NOI / NCF are 1.46x and 1.34x, respectively; U/W Debt Yield NOI / NCF are 10.0% and 9.2%, respectively.

With respect to Loan No. 12, Shoppes at Mid Rivers, the Fifth Largest Tenant, Old Navy, has signed a lease and taken delivery of its space, but is currently in the process of building out its space and is not yet open for business. We cannot assure you that Old Navy will open for business as expected or at all.

(32)	The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies–in–Common or Diversified Ownership” in this Preliminary Prospectus for further information.

• Loan No. 12, Shoppes at Mid Rivers

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Footnotes to Annex A-1

(33)	With respect to Loan No. 9, 9200 Calumet Industrial, to the extent that the tenant improvements and leasing commissions balance falls below $500,000, the borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $15,134 for tenant improvements and leasing commissions, capped at $1,250,0000.

With respect to Loan No. 10, Naugatuck Valley Shopping Center, the borrower deposited $500,000 into a tenant improvement and leasing commissions reserve at origination. On each monthly payment date, the borrower is required to deposit approximately $20,740 into the tenant improvement and leasing commissions reserve. The monthly escrow is waived until the upfront reserve amount falls below $200,000 and is subject to a cap of $500,000.

With respect to Loan No. 13, Crowne Plaza Union Station, the borrower is  required to deposit $45,563 during the calendar months of March, April, May, June, August, September, October and November into a seasonality reserve. The lender is required to disburse available funds in such account during the months of January, February, July, and December to the extent that the lender has determined in its reasonable discretion that there are insufficient funds in the cash management account to make required monthly payments during such months.

With respect to Loan No. 17, The Grove, the borrower will be required to deposit monthly an amount equal to 1/12th of the estimated annual taxes payable into a tax reserve account beginning in January 2024.

With respect to Loan No. 17, The Grove, the borrower will be required to deposit monthly, beginning in January 2024, an amount equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage.
With respect to Loan No. 17, The Grove, the borrower will be required to deposit, beginning in January 2024, a monthly amount equal to $2,390.75 in the capital expenditure reserve.

With respect to Loan No. 17, The Grove, the borrower will be required to deposit, beginning in January 2024, a monthly amount equal to $11,384.50 into a leasing reserve. Beginning in January 2025, the borrower will be required to deposit a monthly amount equal to $8,538.38 in the leasing reserve.

With respect to Loan No. 22, Dollar Walgreens Portfolio, the borrowers will have no obligation to make the Leasing Reserve Monthly Deposit (an amount equal to approximately $6,527), on any Monthly Payment Date so long as no Trigger Period exists as well as the Leasing Reserve Cap not exceeding an amount equal to $325,000.

With respect to Loan No. 23, TownePlace Suites BWI Airport, the borrower will be required to pay $15,652.92 for the payment dates which occur in May 2023 through April 2024 and thereafter a consistent monthly amount for the payment dates in May through April of the following calendar year equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the Mortgaged Property for the previous twelve month period, with the consistent payment for each twelve month period as determined on the anniversary of the last day of the calendar month in which the origination date occurs.

With respect to Loan No. 25, Sylvan Heights, to the extent that the tenant improvements and leasing commissions balance falls below $100,000, the borrower is required to deposit into a tenant improvements and leasing commissions reserve, on a monthly basis, an amount equal to approximately $3,523 for tenant improvements and leasing commissions, capped at $200,000.

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Footnotes to Annex A-1

(34)	With respect to Loan No. 14, Hyatt Place Crocker Park, so long as the funds on deposit in the FF&E reserve account do not exceed the greater of (i) $1,400,000 or (ii) any stipulated aggregate amount, if any, of deposits required by the franchisor to be held on account of FF&E, on each monthly payment date, the borrower will be required to deposit into the FF&E reserve account an amount equal to the greater of (i) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement and (ii) 1/12 of 5% (or if the franchise agreement permits a lesser percentage, the greater of that lesser percentage and 4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year and (b) the projected annual gross revenues for the hotel related operations at the Mortgaged Property for the calendar year in which the applicable monthly payment date occurs as set forth in the approved annual budget, which amount shall be determined by the lender in its reasonable discretion if no approved annual budget exists for the applicable calendar year. The amount of the required deposit shall be adjusted annually on the January monthly payment date, and was determined to be $24,798 for the 2023 calendar year.

With respect to Loan No. 21, Centers of High Point, the borrower deposited $59,926.67 on the origination date, for the purpose of creating a reserve to replicate the full, non-discounted payment of rents under leases for which tenants paid rents more than one month in advance (other than security deposits) prior to the loan closing date.

(35)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a borrower sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

With respect to Loan No. 22, Dollar Walgreens Portfolio, the Family Dollar - Akron Mortgaged Property, is insured under an environmental insurance policy obtained in lieu of obtaining a Phase II Environmental Site Assessment.

(36)

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Footnotes to Annex A-1

(37)	With respect to Loan No. 1, Pacific Design Center, future mezzanine debt is permitted in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 4, Green Acres, the borrower is permitted to enter into a “Property-Assessed Clean Energy loan” (a “PACE Loan”) or other indebtedness for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 5, Great Lakes Crossing Outlets, the borrower is permitted to enter into a PACE Loan or any similar indebtedness for an amount not to exceed $5,000,000, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 6, Scottsdale Fashion Square, the borrower is permitted to enter into a PACE Loan or other indebtedness for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 16, Riverport Tower, future mezzanine debt is permitted subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 59.8%, (y) the net cash flow debt yield, as calculated in accordance with the Riverport Tower Whole Loan documents, is at least 12.93% and (z) the combined net cash flow debt service coverage ratio is at least 1.86x and (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the loan agreement.

(38)	With respect to Loan No. 9, 9200 Calumet Industrial, the Mortgaged Property has a mezzanine loan of $8,500,000 originated by Equitrust Life Insurance Company with an interest rate of 9.5%.

With respect to Loan No. 11, One Campus Martius, the Mortgage Loan documents permit the direct or indirect owners of the borrower (other than any principal) to obtain one or more unsecured loans from affiliates of the borrower, provided each unsecured loan is (a) unsecured, (b) payable only out of excess cash flow from the Mortgaged Property, (c) subordinate in all respects to the Mortgage Loan pursuant to a subordination and standstill agreement satisfactory to the lender in its sole discretion, and (d) without a maturity date. The aggregate amount of all unsecured loans that may be entered into without the lender’s consent may not exceed 10.0% of the aggregate unpaid principal amount of all of the Mortgage Loan at any one time.

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Footnotes to Annex A-1

With respect to Loan No. 15, 1027 Filbert Street, the borrower’s leasehold interest is encumbered by a mortgage granted by the borrower to the Philadelphia Authority for Industrial Development (“PAID”), which mortgage secures, among other things, a promissory note granted by the borrower in favor of PAID dated January 31, 2012 in the original principal amount of $9,600,000. The borrower granted PAID a second note in the original principal amount of approximately $34,189,883. Additionally, the borrower and PAID entered into an installment sale agreement dated as of January 31, 2012 pursuant to which the borrower, among other things, granted PAID a security interest in certain collateral, including the gross revenues from the operation of the parking facility located on the Mortgaged Property. The lender received an intercreditor agreement with respect to the second mortgage loan and the unsecured loan pursuant to which, among other things, the second mortgage loan documents are subordinated to the 1027 Filbert Street Mortgage Loan and such second mortgage loan documents will provide no rights to PAID without the consent of the lender until such time as the 1027 Filbert Street Mortgage Loan has been repaid in full. Pursuant to the 1027 Filbert Street Mortgage Loan documents, provided no trigger period under such Mortgage Loan documents then exists, excess cash flow will be disbursed as follows: (x) 90.2% for each calendar month to the City of Philadelphia and (y) 9.8% for each calendar month to the Philadelphia Redevelopment Authority (“PRA”). If a trigger period exists, excess cash flow will be deposited in an excess cash flow account until such time as the trigger period expires, at which time any excess cash flow funds remaining in the excess cash flow account will be disbursed as follows: (x) 90.2% for each calendar month to the City of Philadelphia and (y) 9.8% for each calendar month to the PRA. See “Description of the Mortgage Loan-Additional Indebtedness-Other Secured Indebtedness” in this Preliminary Prospectus.

(39)	With respect to Mortgage Loan No. 7, National Warehouse & Distribution Portfolio, the sole tenant at each of the respective mortgaged properties, CVB, Inc., is an affiliate of the related borrower. The guarantor of each tenant’s lease, Samuel Bert Malouf, is the guarantor of the National Warehouse & Distribution Portfolio Whole Loan.

With respect to Mortgage Loan No. 7, National Warehouse & Distribution Portfolio, at the 101 Michelin Drive property, CVB, Inc. currently leases approximately 818,486 square feet representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for the current tenant, Michelin, expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. It is assumed that CVB, Inc. is leasing 100% of the 101 Michelin Drive property.

With respect to Loan No. 8, 100 Jefferson Road, the Largest Tenant, J&J Farms Creamery, which leases approximately 36.5% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower sponsor. The J&J Farms Creamery lease was executed at closing with the tenant expected to build out cold storage space. A parent guaranty was provided on the lease and the lease is full recourse until the cold storage space is built out.

With respect to Loan No. 11, One Campus Martius, each of the Largest Tenant, Rocket Mortgage, the Third Largest Tenant, Rock Ventures, the Fourth Largest Tenant, Building Amenities Wellness Center LLC, the sixth largest tenant, Building Amenities Daycare LLC, the seventh largest tenant, Toast Entertainment (event space floor), the ninth largest tenant, Building Amenities Cafeteria LLC, and the thirteenth largest tenant, StockX, which collectively lease approximately 58.2% of the net rentable area at the Mortgaged Property, are affiliates of the borrower sponsor.

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Footnotes to Annex A-1

(40)	With respect to Mortgage Loan No. 7, National Warehouse & Distribution Portfolio, the historical cash flows are not available as the Mortgaged Properties were recently acquired by the borrower sponsor between 2016 and 2022.

With respect to Loan No. 9, 9200 Calumet Industrial, the historical cash flows are not available as the Mortgaged Property was recently renovated in 2022 in connection with Pepsi executing an expansion lease.

With respect to Loan No. 18, Chatsworth Retail, the historical cash flows are not available as the Mortgaged Property was recently constructed in 2020 and 2021.

With respect to Mortgage Loan No. 19, CVS 5 Portfolio, the historical cash flows are not available as the Mortgaged Properties were recently acquired by the borrower sponsor.

With respect to Loan No. 21, Centers of High Point, one or more of the respective Mortgaged Properties were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Properties.

With respect to Mortgage Loan No. 22, Dollar Walgreens Portfolio, the historical cash flows are not available as the Mortgaged Properties were recently acquired by the borrower sponsor.

(41)	With respect to Loan No. 1, Pacific Design Center, if at any point the balance in the tenant improvement and leasing commissions reserve falls below $3,000,000, the borrower will be required to deposit approximately $87,768 monthly until the balance in the reserve account reaches $5,000,000.

With respect to each of Loan No. 2, 1201 Third Avenue, Loan No. 3, CX – 250 Water Street, and Loan No. 20, Sentinel Square II, there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.

With respect to Loan No. 4, Green Acres, at such time as the balance of the rollover account reaches an amount equal to 24 times the required monthly deposit without taking into account any amounts deposited therein in respect of lease termination and modification payments (the “Rollover Account Cap”), the borrowers’ obligation to make monthly deposits into the rollover account will be suspended until such time as the balance of the rollover account falls below the Rollover Account Cap, at which time, the borrowers’ obligation to make monthly deposits will be reinstated as of the immediately succeeding Monthly Payment Date. The borrowers’ upfront deposit of approximately $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

With respect to Loan No. 5, Great Lakes Crossing Outlets, on a monthly basis, the borrower is required to deposit approximately $21,626.36 during a Lockbox Event Period (as defined in Annex B to the Prospectus with respect to the Great Lakes Crossing Whole Loan) for replacement reserves. The amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account at any given time may not exceed $519,032.72 in the aggregate (the "Replacement Reserve Cap") and accordingly, to the extent a Replacement Reserve Monthly Deposit would result in the aggregate amount of Replacement Reserve Funds in the Replacement Reserve Account to exceed the Replacement Reserve Cap, such Replacement Reserve Monthly Deposit will be decreased by an amount equal to such excess.

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Footnotes to Annex A-1

With respect to Loan No. 5, Great Lakes Crossing Outlets, the borrower is permitted to deliver a letter of credit from an affiliate of the borrower or a reserve guaranty from an affiliate of the borrower, in lieu of any cash deposit for any reserve requirement for taxes, insurance, replacements, TI/LC and other reserves.

With respect to Loan No. 5, Great Lakes Crossing Outlets, for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG, SPG LP. or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

With respect to Loan No. 6, Scottsdale Fashion Square, the Capital Expenditure Reserve is funded during a trigger period in the amount of $0.25 multiplied by the NRA excluding non-collateral square feet, “Excluded Premises,” (Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related loan agreement) and any other tenant that is required to pay for all repairs and maintenance costs for its entire lased premises, roof and structural components resulting in a total sq. ft. of 805,331, divided by 12. The Capital Expenditure Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($402,666).

With respect to Loan No. 6, Scottsdale Fashion Square, the Rollover Reserve is funded during a trigger period  in the amount of $1.00 multiplied by the NRA excluding non-collateral square feet and “Excluded Premises,” (Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related loan agreement) resulting in a total sq. ft. of 825,666, divided by 12. The Rollover Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($1,651,332).

With respect to Loan No. 10, Naugatuck Valley Shopping Center, a cash management trigger period (due to debt service coverage ratio declining below 1.25x) and a cash sweep trigger period (due to debt service coverage ratio declining below 1.20x) took effect in or about April 2020 and are still in effect. As of the most recent determination date in December 2022, the debt service coverage ratio calculated in accordance with the Naugatuck Valley Shopping Center Mortgage Loan documents was 1.14x. Such debt service coverage ratio calculation excludes rents from the third largest tenant, Bob’s Store, which posted “store closing” and “moving” signs at the end of 2022, and Red Crab Juicy Seafood, which is paying only partial rent payments and is in default. Bob’s Store is current on rent, has not provided any notice to vacate and recently advised the borrower that it intended to convert to an outlet store format, rather than close.  However, there is no assurance that Bob’s Store will not close. In August 2022, the borrower and the lender entered into a Forbearance and Modification Agreement, pursuant to which the borrower acknowledged that events of default existed, because the borrower had failed to deposit all rents into the lockbox account. The Forbearance and Modification Agreement allowed the borrower to forbear the deposit of undelivered excess cash flows until the end of the forbearance period (which expired in December 2022).

With respect to Loan No. 10, Naugatuck Valley Shopping Center, a $50,000 credit for the $500,000 tenant improvement and leasing commissions escrow was underwritten. The $500,000 initial deposit was placed into a reserve at origination and disbursements can be made for tenant improvements and leasing commissions.

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